UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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The Chefs’ Warehouse, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Chefs’ Warehouse, Inc.
Notice Of Annual Meeting Of Stockholders
To Be Held On May 12, 2023

Dear Stockholder:
    You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), which will be held on Friday, May 12, 2023, at 10:00 a.m. EDT. We are pleased to announce that the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. If you attend the Annual Meeting online, you will be able to vote your shares electronically and submit your questions during the Annual Meeting through a virtual web conference at www.virtualshareholdermeeting.com/chef23.

We are holding the Annual Meeting for the following purposes:
1.    To elect Ivy Brown, Dominick Cerbone, Joseph Cugine, Steven F. Goldstone, Alan Guarino, Stephen Hanson, Aylwin Lewis, Katherine Oliver, Christopher Pappas and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;
2.    To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023;
3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
4.    To approve The Chefs' Warehouse, Inc. Employee Stock Purchase Plan; and
5.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.
    Only stockholders of record on our books at the close of business on March 20, 2023 will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 100 East Ridge Road, Ridgefield, Connecticut 06877. If you would like to view the stockholder list, please call our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345, to schedule an appointment. The stockholder list will also be available on the internet through the virtual web conference during the Annual Meeting.

    In accordance with rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders over the internet. On or about March 29, 2023, we mailed to all stockholders of record, as of the close of business on March 20, 2023, a notice containing instructions on how to access our Annual Report to Stockholders, which contains our audited consolidated financial statements for the fiscal year ended December 30, 2022, our proxy statement, proxy card and other items of interest to stockholders on the internet website indicated in our notice, as well as instructions on how to vote. The March 29, 2023 notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

    You may vote your shares at the Annual Meeting via the internet, by telephone or by completing, dating, signing and promptly returning a proxy card to us in the envelope provided if you requested and received a paper copy of the proxy card by mail. The proxy materials provide you with details on how to vote by these methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
March 29, 2023	Chairman of the Board

PLEASE VOTE. STOCKHOLDERS MAY VOTE VIRTUALLY AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON OR ABOUT MARCH 29, 2023 FOR INFORMATION ON HOW TO VOTE BY INTERNET, TELEPHONE OR MAIL.

PROXY STATEMENT SUMMARY
Below are the highlights of important information you will find in this Proxy Statement. Please review the full Proxy Statement before casting your vote.

Meeting Information	Voting Matters
Time and Date:	Voting Matter	Board Recommendation	Page
10:00 a.m. EDT, on Friday, May 12, 2023	Proposal 1 - Election of Directors	FOR EACH NOMINEE	16
Attending the Meeting:	Proposal 2 - Ratification of Independent Registered Public Accounting Firm	FOR	47
The Annual Meeting will be held on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef23.	Proposal 3 - Advisory Vote on Executive Compensation	FOR	50
	Proposal 4 - Approval of The Chefs' Warehouse, Inc. Employee Stock Purchase Plan	FOR	50

Recent Highlights and Achievements

Business Highlights: The Company made significant progress in reaching its strategic goals:
•Selective Acquisitions including Chef Middle East, LLC – Specialty (UAE, Oman, Qatar), Alexis Foods, Inc. – Specialty (Pacific Northwest), CGC Holdings, Inc. – Produce, Center of the Plate, and Specialty (Mid Atlantic), Down East & Seafood, Inc. – Center of the Plate (New York), Meat Traders, Inc. – Center of the Plate (Florida), Guaranteed Fresh Produce, Inc. – Produce (New England).

•Net sales for fiscal 2022 increased approximately 49% to approximately $2.61 billion from approximately $1.75 billion in fiscal 2021.

•The Company reported approximately $158 million of adjusted EBITDA in fiscal year 2022.

Corporate Strategy: The Company’s management and the Board have identified and developed the following key strategies for the Company:
•Maintaining and expanding the customer base in key culinary markets, including the metro New York, New England, Washington, D.C., Philadelphia, Miami, Chicago, Las Vegas, Austin, Dallas, Houston, San Antonio, Los Angeles, San Francisco, Portland, Oregon and Seattle markets;

•Expanding the base of premier customer relationships;

•Increasing penetration with our existing customer base;

•Continuing to expand facility capacity in key markets such as Florida, Southern California, Northern California, Portland, Oregon and Seattle;

•Continuing to invest in category growth including Specialty, Produce, Center-of-the-Plate, and Pastry categories in many of our key markets;

•Exploring international growth outside North America;

•Pursuing selective acquisitions; and

•Engaging in operational initiatives focused on unit cost reduction.

Social and Environmental Responsibility

We are committed to upholding ethical, socially responsible and environmentally conscious business practices, consistent with our corporate values, to promote long-term and sustainable change. In 2022, our board of directors formed an Environmental,
Social and Governance Committee (the “ESG Committee”) to oversee our environmental, social and governance activities and practices. Among other things, the ESG Committee reviews and evaluates: our progress towards meeting our diversity goals and compliance with our responsibilities as an equal opportunity employer; our workplace safety, employee health and wellness, inclusion, employee training and skill improvement and other human capital management initiatives; and our programs and activities relating to environmental sustainability, product quality and quality assurance, social and community relations (including labor relations) and other related economic and regulatory compliance requirements.

Our corporate policies, overseen by the ESG Committee, are intended to further strengthen and promote our commitment to social and environmental responsibility with our directors, employees, leaders and business partners. Our policy on salient human rights risks identifies key human rights issues related to our business activities and business relationships, including promoting a safe and healthy workplace, providing a fair and inclusive work environment and combating forced and underage labor. Our Human Rights Policy details our commitment to upholding fundamental human rights, and our Code of Conduct for Suppliers reflects our commitment to extending ethical business practices throughout our supply chain. Our Environmental, Health and Safety Policy promotes and protects the health and safety of our employees and reinforces our commitment to environmental stewardship, such as through our endorsement of the United Nations Global Compact CEO Water Mandate. Further, during fiscal 2022 thru fiscal 2025 we expect to replace over 50% of our current fleet with vehicles with an average of approximately 30% improved fuel efficiency over the current fleet average. In addition, we are working with a primary fleet supplier to begin the process of ordering our first electric powered trucks estimated to start delivering in late 2025 or early 2026.

Governance Highlights

We believe that good governance practices benefit our stockholders by improving the Company’s accountability and transparency. The Company is committed to maintaining and improving its corporate governance practices. The Company has the following governance features in place as of March 29, 2023:

Annual Elections with Majority Vote Standard	Yes	Stock Ownership Guidelines for Executives	Yes
Lead Independent Director	Yes	Anti-Hedging Policy	Yes
Board Independence	80%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	2	Executive Sessions of the Board	Yes
Board Diversity (female)	20%	Board Diversity (underrepresented groups)	20%
Board Diversity (LGBTQ+)	10%	Board Committees Complete Annual Self-Evaluations	Yes
Anonymous Reporting	Yes	Over-Boarding Policy	Yes
Clawback Policy	Yes
Director Nominees

At the Annual Meeting, you are being asked to vote on the election of the following ten director nominees. Detailed information on each director is available starting on page 17. Additional information on the executive officers of the Company can be found in the Company’s most recent Form 10-K.

					Committee Membership
Name	Age	Director Since	Experience	Independent	Audit	Compensation & Human Capital	Nominating/ Governance	ESG
Christopher Pappas	63	2011	Founder, Chairman, President and CEO, The Chefs’ Warehouse, Inc.	No
John Pappas	59	2011	Founder, Vice Chairman and COO, The Chefs’ Warehouse, Inc.	No
Ivy Brown	60	2021	Former President of United Parcel Service, Inc., Northeast District	Yes	•			•
Dominick Cerbone	78	2012	Former Partner, Ernst & Young	Yes	Chair	•		•
Joseph Cugine	62	2012	Former President, BarFresh Food Group Inc.	Yes	•	•	Chair
Steven F. Goldstone	77	2016	Former Non-Executive Chairman, ConAgra Foods, Inc.	Yes			•
Alan Guarino	63	2012	Vice Chairman of CEO and Board Services, Korn Ferry International	Yes		Chair	•	•
Stephen Hanson	73	2011	Former President, B.R. Guest Restaurants	Yes	•		•
Aylwin Lewis	68	2021	Former Chairman, Chief Executive Officer and President of Potbelly Corporation	Yes		•		•
Katherine Oliver	60	2015	Principal, Bloomberg Associates	Yes		•	•	Chair

Stockholder Outreach

We believe an open and transparent dialogue with our stockholders is an essential element of good corporate governance. Last year, members of our Board and management met with the top actively managed stockholders. We hold calls with our top investors each quarter and also hold periodic calls on an ad hoc basis. During our calls, we discuss corporate governance practices, the Company’s strategy and performance, executive compensation programs, board composition and other items of stockholder interest. Our management’s dialogue with the stockholders holding approximately 31% of voting shares helped us to improve our corporate governance practices and executive compensation programs during fiscal 2022. The Company met with investors and stockholders in person, along with video and phone calls in fiscal 2022.

Each spring, we make available to all stockholders a copy of the Company’s Annual Report and Proxy Statement. Stockholders may access our Annual Report, Proxy Statement, committee charters, investor presentations, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and Bylaws at www.chefswarehouse.com. Stockholders may contact any director, committee of the Board, or the Board:
via U.S. Mail at:
The Chefs’ Warehouse, Inc.
Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer
100 East Ridge Road
Ridgefield, Connecticut 06877

via e-mail at:

ir@chefswarehouse.com

Executive Compensation Overview
The Company’s executive compensation program, as approved by the Compensation and Human Capital Committee (the “Compensation Committee”), is designed to implement our executive pay philosophy to:

•Attract and retain talented and experienced executives and other key employees;

•Align the interests of executives with our business plans through the use of Company-wide performance metrics based on those plans (“pay for performance”) and retention programs intended to retain employees key to their implementation;

•Incentivize achievement of annual financial, functional and individual objectives; and

•Create a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.
Compensation Practices

What We Do	What We Don’t Do
Pay for Performance	No Repricing or Cash Buyouts of Underwater Options
Double Trigger Change in Control Provisions	No Hedging or Pledging of Company Stock
Independent Compensation Advisor	No Supplemental Retirement Benefits for Executives
Clawback Policy and Stock Ownership Guidelines	No “Spring-Loaded” Equity Awards

Elements of Compensation for Fiscal 2022
Taking into account the above-described objectives and our peer group comparisons, the Compensation Committee designed a fiscal 2022 compensation package for our named executive officers that consisted of the following principal components.

Element	Description, Objective & Performance Metrics	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2022 adjusted EBITDA (“AEBITDA”). We capped such payments at 100% of target due to the uncertain economic environment and related challenges with setting performance targets with precision.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA and challenging share price goals over a three-year measurement period.	• Performance-based restricted stock • Time-based restricted stock
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash

Proposal 3—Advisory Vote on Executive Compensation	50
Vote Required	50
Proposal 4—Approval of the Employee Stock Purchase Plan	50
Other Matters	54
Delinquent Section 16(a) Reports	54
Stockholder Proposals for the 2024 Annual Meeting of Stockholders	54
Appendix A - Employee Stock Purchase Plan	55

THE CHEFS’ WAREHOUSE, INC.
100 East Ridge Road
Ridgefield, Connecticut 06877

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2023

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board” in this proxy statement) of The Chefs’ Warehouse, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 12, 2023, at 10:00 a.m. EDT, on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef23, and at any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of the Annual Meeting. The Company will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 12, 2023:

As outlined in the notice we mailed to you on or about March 29, 2023 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 30, 2022 are available on the internet at www.proxyvote.com.

INFORMATION ABOUT THE MEETING
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on March 20, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on the Record Date, we had 39,551,165 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 30, 2022 are being made available to stockholders of record on or about March 29, 2023. We are making these materials available to you on the internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about March 29, 2023, we mailed to all stockholders of record, as of the Record Date, the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Exhibits will be provided upon written request to Mr. Aldous and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy
If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•FOR the election of Ivy Brown, Dominick Cerbone, Joseph Cugine, Steven F. Goldstone, Alan Guarino, Stephen Hanson, Aylwin Lewis, Katherine Oliver, Christopher Pappas, and John Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023 (Proposal 2);

•FOR the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3); and

•FOR the approval of The Chefs' Warehouse, Inc. Employee Stock Purchase Plan (Proposal 4).

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.
You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting via the internet while attending the virtual Annual Meeting, (3) granting a subsequent proxy through the internet or telephone or (4) sending a written revocation to our corporate secretary at 100 East Ridge Road, Ridgefield, Connecticut 06877. Attendance at the Annual Meeting through the internet will not itself be deemed to revoke your proxy unless you vote via the internet while attending the Annual Meeting. If you attend the Annual Meeting via the internet and want to vote via the internet, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or internet proxy is the one that is counted.
If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of ten nominees as directors), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of The Chefs' Warehouse, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan")) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of BDO USA, LLP) is a discretionary, routine item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3 and 4, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 3 or 4.
In addition to solicitations by mail and the internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.
How to Vote
For Proposal 1 (election of ten nominees as directors), the ten candidates will be elected by a majority vote. Pursuant to our amended and restated bylaws, the voting standard for the election of directors of the Company in an uncontested election is a majority voting standard. The majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee, with abstentions and broker non-votes not counting as votes “for” or “against.” The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. You may vote “FOR” or “AGAINST” each director, or “ABSTAIN” from voting for such director. Under our majority voting standard, if an incumbent director nominee fails to receive a majority of votes cast, the nominee must immediately offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision as well as the rationale behind it within 90 days from the date of the certification of the election results.
For Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the Employee Stock Purchase Plan), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting on the proposal.
Stockholders of Record: If you are a stockholder of record on the Record Date, there are four ways to vote:
•by voting at the Annual Meeting in person or via the internet at www.virtualshareholdermeeting.com/chef23;

•by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or

•by voting on the internet. To vote on the internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 11, 2023 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/chef23.

Street Name Holders: If you hold your shares in “street name,” the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

We provide internet proxy voting to allow you to vote your shares online both before and during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Quorum
Presence by attendance at the Annual Meeting virtually through the virtual web meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
Votes Required
Proposal 1 (election of ten nominees as directors) is an uncontested director election. Our bylaws require that each nominee be elected by an affirmative majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 1 to approve the election of each of the nominees for election as a director. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.
With respect to Proposal 2 (ratification of the selection of BDO USA, LLP), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the Employee Stock Purchase Plan), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2, 3 and 4. Broker non-votes will have no effect on the results of Proposals 1, 3 and 4 because they are not considered votes cast. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” item and brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions before the date of the Annual Meeting.

Attending the Annual Meeting
We will be hosting the Annual Meeting on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef23. Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting. Our optional virtual meeting platform provided by our proxy solicitor, Broadridge Financial Solutions, allows all participating stockholders to submit questions at any point in the meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform will increase stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have if we held a physical annual meeting.

     A summary of the information you need to attend the Annual Meeting online is provided below:

•Any stockholder can attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/chef23.

•The webcast will start at 10:00 a.m. EDT.

•Please have your 12-digit control number to enter the Annual Meeting.

•Stockholders may vote and submit questions while attending the Annual Meeting via the internet.

•Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•Questions regarding how to attend and participate via the internet can be addressed by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•Webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/chef23 until the sooner of May 13, 2024 or the date of the next annual meeting of stockholders to be held in 2024.

Householding
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.
A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time. Separate reports and proxies are available at The Chefs' Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, or by calling our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table includes information regarding the amount of our common stock beneficially owned as of March 20, 2023 by the following persons as of such date: (i) each of our directors, (ii) each of our executive officers named in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2020-2022,” (iii) all of our directors and current executive officers as a group, and (iv) each other person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Christopher Pappas(3)	2,650,792	6.7%
John Pappas(4)	1,341,355	3.4%
Ivy Brown(5)	9,163	*
Dominick Cerbone	34,825	*
Joseph Cugine	39,978	*
Steven F. Goldstone	26,280	*
Alan Guarino(6)	35,232	*
Stephen Hanson	76,092	*
Aylwin Lewis	9,163	*
Katherine Oliver	32,334	*
James Leddy	181,772	*
Alexandros Aldous	167,603	*
Timothy McCauley	96,055	*
All directors and executive officers, as a group (14 persons)(7)	4,721,832	11.9%
Principal Stockholders (> 5% of outstanding common stock)
BlackRock, Inc.(8)	5,493,065	13.9%
AllianceBernstein L.P.(9)	2,672,315	6.8%
The Vanguard Group, Inc.(10)	2,556,760	6.5%
Greenhouse Funds LLLP(11)	2,181,795	5.5%
Greenhouse GP LLC(11)	2,181,795	5.5%
Joseph Milano(11)	2,181,795	5.5%
*Indicates less than 1% beneficial ownership of common stock.

  (1)    The address for each listed director and executive officer is c/o The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The address for Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano is 605 South Eden Street, Suite 250, Baltimore, Maryland 21231.
(2)    The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 20, 2023 through the vesting or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. The number of shares listed includes: (i) 364,083 shares of our common stock for which Mr. C. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 28, 2023, February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (ii) 200,084 shares of our common stock for which Mr. J. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 28, 2023, February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iii) 72,417 shares of our common stock for which Mr. Aldous has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 28, 2023, February 24, 2022 and

February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iv) 77,590 shares of our common stock for which Mr. Leddy has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 28, 2023, February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (v) 36,552 shares of our common stock for which Mr. McCauley has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 28, 2023, February 24, 2022 and February 23, 2021, including the right to vote such shares subject to certain restrictions in such performance share award agreements; and (vi) 3,130 restricted stock unit awards granted to each of our non-employee directors vesting within 60 days of March 20, 2023. For our executive officers, the shares subject to performance measures are listed at the maximum achievement possible.
(3)    Includes 300,121 shares of our common stock held by a grantor retained annuity trust established by Mr. C. Pappas and of which Mr. C. Pappas is the sole trustee and annuity beneficiary. Includes 95,908 shares subject to presently exercisable options.
(4)    Includes 400,000 shares of our common stock which are held by a single member LLC the sole member of which is a grantor retained annuity trust established by Mr. J. Pappas and of which Mr. J. Pappas is the sole trustee and sole annuity beneficiary.
(5)    Includes restricted stock unit awards deferred under our Non-Employee Director Deferral Plan.
(6)    Excludes 10,269 shares held by an irrevocable trust for the benefit of Mr. Guarino's children.
(7)    This group includes all of our current directors and executive officers as of the date of this table.
(8)    BlackRock, Inc. has the sole power to vote or direct the vote of 5,442,952 shares and sole power to dispose or to direct the disposition of 5,493,065 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023.
(9)    AllianceBernstein L.P. has sole power to vote or direct the vote of 2,526,028 shares, sole power to dispose or direct the disposition of 2,644,064 shares and shared power to dispose or direct the disposition of 28,251 shares. The foregoing information is based solely on a Schedule 13G/A filed by AllianceBernstein L.P. with the SEC on February 14, 2023
(10)    The Vanguard Group has the sole power to dispose or to direct the disposition of 2,479,437 shares, shared power to vote or direct the vote of 48,317 shares and shared power to dispose or direct the disposition of 77,323 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2023.
(11)    Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of 2,181,796 shares. The foregoing information is based solely on a Schedule 13G filed by Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano with the SEC on January 26, 2023.

CORPORATE GOVERNANCE
Summary
    We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. We believe our policies and practices reflect corporate governance best practices and compliance with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Listing Rules (“Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). For example:

•The Board has adopted our Corporate Governance Guidelines, which outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our chief executive officer, director stock ownership guidelines, and director orientation and continuing education;

•A majority of the members of the Board are “independent directors” within the Nasdaq Listing Rules’ definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•All members of the Board’s standing committees—the Audit Committee, the Compensation and Human Capital Committee (which we refer to in this Proxy Statement as the “Compensation Committee”), the Nominating and Corporate Governance Committee and the ESG Committee—are “independent directors” as determined by the Board and within the meaning Nasdaq Listing Rules;

•The independent members of the Board meet regularly without the presence of management;

•We have designated an independent director to serve as our “Lead Director” to coordinate the activities of the other independent members of the Board;

•We have a Code of Business Conduct and Ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer, principal accounting officer and controller;

•We have an Insider Trading Policy that is applicable to all of our employees and directors and their affiliates which, among other things, prohibits hedging of Company securities by such persons;

•The charters of the Board’s committees clearly establish their respective roles and responsibilities; and

•The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

    In addition, our Corporate Governance Guidelines limit the directors serving on our Audit Committee from serving on more than three public company audit committees without the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Directors must notify the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Board when their principal occupation or business association changes, at which point the Board will evaluate the propriety of continued Board service.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.chefswarehouse.com, by clicking on “Investors,” and then clicking on “Corporate Governance.” Copies of our Corporate Governance Guidelines, our Insider Trading Policy and the charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee can be found on the corporate governance page of our website (www.chefswarehouse.com). We have also adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is publicly available on the corporate governance page of our website (www.chefswarehouse.com) and can be found by clicking on “Investors,” and then clicking on “Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to make any legally required disclosures regarding such amendments or waivers on the Investors section of our website (www.chefswarehouse.com). Information contained on our website is not incorporated by reference into this proxy statement or considered to be part of this document.
Director Independence
Our Corporate Governance Guidelines require a majority of the members of the Board to be “independent directors” as such term is defined in the Nasdaq Listing Rules. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that eight of its ten members nominated for election at the Annual Meeting are independent. Our eight independent directors are Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis and Ms. Oliver. Mr. C. Pappas and Mr. J. Pappas are our employees; therefore, Mr. C. Pappas and Mr. J. Pappas are not independent directors.
Our Corporate Governance Guidelines and the charters for each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the ESG Committee require all members of these committees to be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).
Lead Director
The Board has created the position of Lead Director. Mr. Cerbone, chairman of the Audit Committee, currently serves as the Lead Director. As of the Annual Meeting, pending his re-election to the Board, Mr. Cerbone shall continue to serve as the Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director must be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The Lead Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including the following:
•Serving as a liaison between Mr. C. Pappas, our chief executive officer and chairman of the Board, and the independent directors of the Board;

•Advising the chairman of the Board as to an appropriate schedule of and agenda for the Board’s meetings and ensuring the Board’s input into the agenda for the Board’s meetings;

•Advising the chief executive officer as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•Assisting the Board, the Nominating and Corporate Governance Committee and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

•Serving as the chairman for executive sessions of the Board’s independent directors and acting as chairman of the Board’s regular and special meetings when the chairman of the Board is unable to preside.

Certain Relationships and Related Transactions
Review and Approval of Related Person Transactions

The Board recognizes that transactions or relationships with us and our subsidiaries and our directors, director nominees, executive officers and greater than 5% beneficial owners of our common stock, and the immediate family members of each of the foregoing, may involve potential conflicts of interest. As a result, the Board adopted a written Related Party Transaction Policy (the “Policy”) requiring the prior approval of the Audit Committee before a related party may enter into a transaction or relationship in which we or a subsidiary of ours is a participant and the related party would have a direct or indirect interest, unless such transaction involves less than $120,000. Under the Policy, any proposed related party transactions are reviewed at the regularly scheduled meetings of the Audit Committee. Additionally, ongoing relationships are periodically reviewed and assessed to determine whether, based on all relevant facts, information and circumstances (including our and our subsidiaries’ contractual obligations), the related party transaction remains appropriate or should otherwise be modified or terminated. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be able to vote on the approval or ratification of the transaction; however, the director shall provide all material information and may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions concerning the related party transaction. We require that any related party transaction must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, those transactions or series of similar transactions to which we or a subsidiary of ours is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest is disclosed in this proxy statement if such disclosure is required by SEC regulations.

Other than the transactions described below and the arrangements described under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” since December 26, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions required to be disclosed by SEC regulations to which we or any of our subsidiaries were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Warehouse and Office Leases

The Company leases one warehouse facility from related parties. The facility is owned by an entity owned 100% by Mr. C. Pappas, the Company’s chairman, president and chief executive officer, and Mr. J. Pappas, the Company’s vice chairman, chief operating officer and one of its directors, and which is deemed to be an affiliate of these individuals. The amount paid in connection with the lease of this facility was $492,983 for fiscal 2022.

Employment of Family Members

Mr. J. Pappas’ brother-in-law, Constantine Papataros, is one of the Company’s employees. The Company paid him approximately $418,416 during fiscal 2022. The compensation paid to Mr. Papataros during fiscal 2022 was consistent with that of other employees at the same level.

Mr. J. Pappas’ son, Aristotle Pappas, is one of the Company’s employees. The Company paid him approximately $256,069 during fiscal 2022. The compensation paid to Mr. A. Pappas during fiscal 2022 was consistent with that of other employees at the same level.

Customers

Mr. C. Pappas has served on the board of Hudson National Golf Club (“Hudson”) since October 20, 2018. The Company sold $337,048 worth of products to Hudson during fiscal 2022.

Board Leadership Structure
The Board currently combines the roles of chairman of the Board and chief executive officer. Our Corporate Governance Guidelines do not require the chairman of the Board to be independent and do not specify whether the positions of chairman of the Board and chief executive officer must be separated. Considering the Company’s successful performance over extended periods under Mr. C. Pappas’ leadership, the Board believes that the Company benefits from Mr. C. Pappas’ services in both roles. Mr. C. Pappas has served as our chief executive officer since 1985. The Board believes Mr. C. Pappas to be the most qualified to serve as our chairman because he is the director most familiar with the Company’s business and the foodservice distribution industry and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of chairman and chief executive officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy, and business plans. In addition, the Board believes that the combined position of chairman and chief executive officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.
As discussed above, the Board also maintains an independent Lead Director. Mr. Cerbone currently serves as our Lead Director. We believe it is important to have a Lead Director to establish a system of checks and balances between the independent directors of the Board and Mr. C. Pappas. The Lead Director provides leadership to the Board to ensure it operates in an independent, cohesive manner. The Board believes that having a Lead Director vested with key duties and responsibilities (as discussed above) and the Board’s standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team. As of the Annual Meeting, pending his re-election to the Board, Mr. Cerbone, chairman of the Audit Committee, shall continue to serve as the Lead Director.
Risk Oversight
The Board has overall responsibility for risk oversight. The Board oversees risk management with a focus on our primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. Our president and chief executive officer and each of our other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.
Certain standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. The Compensation Committee addresses risks relating to our executive compensation strategies and is tasked with monitoring our executive compensation program to ensure that it does not encourage our executive officers to take unnecessary and excessive risks. The Board receives regular reports from the chairs of the Audit Committee and Compensation Committee regarding these committees’ risk management efforts and receives reports and other meeting materials provided to each of the committees. In addition, we have established a Disclosure Committee, consisting of our executive officers, which assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from our general counsel and other employees responsible for our regulatory compliance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face.
Compensation Risk
Our Compensation Committee is comprised solely of independent directors and is principally responsible for establishing, overseeing and administering our compensation plans and policies for our executive officers, including our equity incentive plans. Our Compensation Committee is also responsible for overseeing risks related to our compensation programs and practices. Our Compensation Committee has assessed the risk associated with our compensation policies and practices for our employees and determined that the risks associated with such policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee utilizes compensation practices that it believes discourage our employees from excessive risk-taking that could be reasonably likely to have a materially adverse effect on us, including the following:
•The base salary component of compensation does not encourage risk-taking because it is a fixed amount.

•A combination of both short-term and long-term elements of executive compensation minimizes risks by ensuring a focus on performance over time.

•Our equity awards are designed to mitigate risk. The time-based vesting structure discourages short-term risk-taking at the expense of long-term stockholder value and a performance-based award can be earned only upon the achievement of challenging yet achievable corporate or share price goals selected to motivate executives to achieve our corporate objectives and enhance stockholder value.

•Our chief executive officer and vice chairman and chief operating officer both maintain a significant ownership interest in the Company, which closely aligns their interests with our stockholders’ interests and disincentivizes them from engaging in, or encouraging our other executive officers to engage in, unreasonable or excessive risk-taking.

•We have instituted a clawback, or recoupment, policy on awards granted under our annual cash incentive compensation program.

•Provided that there is an achievement of a threshold level of performance, payouts under our annual cash incentive compensation program may result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could encourage excessive risk-taking.

•Our Compensation Committee determines achievement levels under the Company’s annual cash incentive compensation plan after reviewing Company and executive performance.

•Our Compensation Committee is being advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

Nomination of Directors
The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee evaluates recommended nominees in accordance with the following criteria:
•Personal characteristics. The Nominating and Corporate Governance Committee considers the personal characteristics of each nominee, including the nominee’s integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Corporate Governance Committee evaluates whether the nominee’s previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

•Core Competencies. The Nominating and Corporate Governance Committee considers whether the nominee’s knowledge and experience would contribute to the Board’s achievement of certain core competencies. The Nominating and Corporate Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•Board Independence. The Nominating and Corporate Governance Committee considers whether the nominee would qualify as an “independent director” under the Nasdaq Listing Rules.

•Director Commitment. The Nominating and Corporate Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Corporate Governance Committee to initially select the director as a nominee. The Nominating and Corporate Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

•Additional Considerations. Each nominee is also evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. The Company has met the Nasdaq diversity goals. The Compensation Committee is charged with developing diversity goals and the Company has adopted such goals to ensure Board representation for underrepresented populations as well as women. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance

Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

Following this evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders
The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The written notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of the last annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was first made.
The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class or series and number of our shares that are owned beneficially or of record by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder, as it appears on the Company’s books, and of such beneficial owner, if applicable, and of their respective affiliates or associates or others acting in concert therewith, (ii)(A) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, as applicable, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or

Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if applicable, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the SEC’s Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board.
Board Meetings
During fiscal 2022, the Board met seven times, with one meeting via telephone and five meetings via web stream. Following four meetings of the Board, the independent directors met in executive session without the presence of management. All directors attended at least 75% of the aggregate meetings of the Board and of the committees on which they served in fiscal 2022. We encourage each member of the Board to attend our annual meetings of stockholders. All of the members of our Board at the time of our 2022 annual meeting of stockholders attended the 2022 annual meeting of stockholders in-person or via internet participation.

Committees of the Board of Directors
The Board currently has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and an ESG Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the full Board appoints members of each of those committees and designates the chairperson of each of those committees.
Compensation Committee. The Compensation Committee evaluates and establishes the compensation of our executive officers. The Compensation Committee also establishes or approves all policies and procedures related to our incentive compensation programs, approves compensation levels and opportunities for our chief executive officer and other executive officers, administers our incentive plans, including The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (“2019 Equity Incentive Plan”) and annual cash incentive compensation plans, oversees programs designed to promote equal opportunity and diversity and makes recommendations to the full Board regarding long-term leadership succession. For a description of the role of the Compensation Committee, its consultants and management in setting compensation, please see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis.” The Compensation Committee also approves our Compensation Discussion and Analysis included in our annual proxy statements.
The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our chief executive officer and general counsel. Compensation Committee meetings are regularly attended by the chief executive officer and chairman of the Board and general counsel (except during voting regarding such named executive officers’ compensation). The chairman of the Compensation Committee reports the Compensation Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance, human resources and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
The Compensation Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Compensation and Human Capital Committee Charter.” The Compensation Committee held seven meetings during fiscal 2022. The current members of the Compensation Committee that are nominated for election at the Annual Meeting are Mr. Guarino (chairman), Mr. Cerbone, Mr. Cugine, Mr. Lewis and Ms. Oliver, each of whom is an independent director.

Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices, overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning and to assure our compliance with all applicable laws, regulations and corporate policies; reviewing the performance of our independent registered public accounting firm; making decisions regarding the appointment or termination of our independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm; reviewing and discussing audited financial statements with management; and recommending to the Board that audited financials be included in the Form 10-K. Among the Audit Committee’s duties are review of the results and scope of the audit and other services provided by our independent registered public accounting firm.
The Audit Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Audit Committee Charter.” The Audit Committee held eight meetings during fiscal 2022. The current members of the Audit Committee nominated for election at the Annual Meeting are Mr. Cerbone (chairman), Ms. Brown, Mr. Cugine, and Mr. Hanson, each of whom is an independent director. The Board has determined that Mr. Cerbone and Mr. Cugine are “independent directors,” as such term is defined in the Nasdaq Listing Rules, and are also “audit committee financial experts,” as defined by the rules and regulations of the SEC. For more information regarding the qualifications and experience of Mr. Cerbone and Mr. Cugine, see “Proposal 1 - Election of Directors - Directors and Nominees for Director” on page 17 of this proxy statement.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board is responsible for developing, reviewing and recommending to the Board for adoption our Corporate Governance Guidelines, identifying and nominating candidates for election to the Board, assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each of the Board’s committees, assisting the Board in conducting performance reviews of the Board and its committees and formulating and assessing our senior management succession plans with our chief executive officer and chairman of the Board. For additional information regarding the director nomination process undertaken by the Nominating and Corporate Governance Committee, see “CORPORATE GOVERNANCE - Nomination of Directors.”
The Nominating and Corporate Governance Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Nominating and Corporate Governance Committee Charter.” The Nominating and Corporate Governance Committee held four meetings during fiscal 2022. The current members of the Nominating and Corporate Governance Committee that are nominated for election at the Annual Meeting are Mr. Cugine (chairman), Mr. Goldstone, Mr. Guarino, Mr. Hanson and Ms. Oliver, each of whom is an independent director.
ESG Committee. The ESG Committee of the Board is responsible for overseeing the Company’s framework and external reporting related to the development of policies and programs regarding sustainability and environmental, social and governance matters, reviewing, evaluating and reporting to the Board on the Company’s programs and activities related to sustainability and environmental, social and governance matters, reviewing stockholder proposals relating to sustainability or corporate social responsibility issues and providing a report to the Board, reviewing the Company’s progress towards its diversity goals and compliance with the Company’s responsibilities as an equal opportunity employer, reviewing and monitoring the Company’s culture and employee satisfaction and the Company’s programs, progress and efforts to address human capital management matters, reviewing and approving certain charitable contributions that may be made by or on behalf of the Company and supporting the Compensation Committee, as requested or appropriate, in reviewing and assessing any environmental, social and governance related goals and objectives relevant to the compensation of the Company’s executive officers and other employees.
The ESG Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Environmental, Social and Governance Committee Charter.” The Environmental, Social and Governance Committee was established on August 2, 2022 and did not meet during fiscal 2022. The current members of the Environmental, Social and Governance Committee that are nominated for election at the Annual Meeting are Ms. Oliver (chairman), Ms. Brown, Mr. Cerbone, Mr. Guarino and Mr. Lewis, each of whom is an independent director.

Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Cerbone, Cugine and Guarino and Mses. Brown and Oliver. All members of the Compensation Committee are “independent directors” within the meaning of the Nasdaq Listing Rules and no member is an employee or former employee of the Company. During fiscal 2022, no member of the Compensation Committee had any relationship requiring disclosure under the section “CORPORATE GOVERNANCE - Certain Relationships and Related Transactions.” None of our executive officers served during fiscal 2022 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2022 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.
Communication with the Board of Directors
Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operations and is relevant to a specific director’s service on the Board will, following its clearance through normal review and appropriate security procedures, be forwarded to our independent Lead Director for review and approval and then, upon approval, to the specified party.

PROPOSAL 1—ELECTION OF DIRECTORS
Directors and Nominees for Director
Currently, the Board is comprised of ten directors, all of whom are elected annually. The term of each current director will expire at the Annual Meeting. Each of Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis, Ms. Oliver, Mr. C. Pappas, and Mr. J. Pappas has been nominated to stand for re-election as a director at the Annual Meeting to hold office until the next annual meeting of stockholders to be held in 2024 and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

We have described below information concerning the business experience and qualifications of each of our incumbent directors.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

The following is certain information regarding each of the director nominees:

Christopher Pappas, age 63, is our founder and has served as our chief executive officer since 1985 and has been a director on our Board and our Board chairman since our IPO, and he also served as a director and the chairman of the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has been our president since April 11, 2009 and before that was our president from our formation to January 1, 2007. Prior to founding the Company, Mr. C. Pappas played basketball professionally in Europe for several years following his graduation from Adelphi University in 1981 with a Bachelor of Arts degree in Business Administration. Mr. C. Pappas currently oversees all of our business activities, with a focus on product procurement, sales, marketing, strategy development, business development and operations. Mr. C. Pappas currently serves on the board of directors of the International Foodservice Distributors Association and the Hudson National Golf Club, respectively. Mr. C. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution business and his years of leadership at the Company.
John Pappas, age 59, is a founder of the Company and currently serves as our vice chairman, a position he has held since March 1, 2011, and chief operating officer, a position he has held since February 24, 2022. From our founding in 1985 to March 1, 2011, he served as our chief operating officer. Mr. J. Pappas has been a director on our Board since our IPO, and he also served as a director on the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has over 35 years of leadership experience in logistics, facility management and global procurement and oversees our entire network of distribution centers in North America. Mr. J. Pappas is also active in the development of our corporate strategy. Mr. J. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution industry and his years of leadership at the Company.
Ivy Brown, age 60, is an accomplished senior executive in the transportation services and package logistics field. Ms. Brown spent 32 years at United Parcel Service, Inc. and recently retired as President of United Parcel Service, Inc., Northeast District (Norwood, MA) where she led a $3.8 billion business unit with over 21,000 employees. Ms. Brown was responsible for growing key markets, sales, implementing technology, and all P&L responsibilities. Ms. Brown also has over 20 years of experience as a non-profit board director and previously served as a member of the advisory committee for the John F. Kennedy Library Foundation. Ms. Brown was a recipient of the United Way “2017 Woman of Impact Award” for her achievements in the areas of professional excellence, contributions to community service, and active assistance to other women in their attainment of professional and leadership skills. Ms. Brown earned her Master’s degree in Business Administration from Golden Gate University and her Bachelor of Science degree from Southern Illinois University, Carbondale.
Dominick Cerbone, age 78, has been a director on our Board since May 24, 2012. Mr. Cerbone brings over 40 years of financial and accounting experience, which have all been spent at Ernst & Young. Most recently, he was a senior partner and consultant of the national office of Ernst & Young from 2006 to 2008. Prior to that position, Mr. Cerbone was a senior partner of transaction advisory services for Ernst & Young from 1990 to 2005, where he was responsible for structuring, negotiating, facilitating, and integrating business transactions involving global public and private entities in numerous diversified industries. Other positions held at Ernst & Young include cross-border market leader of the transaction advisory services department, a partner of the audit practice and managing partner of the Stamford, Connecticut office. Mr. Cerbone is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants. Mr. Cerbone holds a Bachelor of Business Administration degree, with a major in Accounting, from Iona College. Mr. Cerbone’s qualifications to serve on our Board include his extensive background and experience in accounting. Furthermore, he qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.
Joseph Cugine, age 62, has been a director on our Board since September 7, 2012. He is currently owner of CKA Management, a $175 million QSR restaurant business with over 90 restaurants consisting of Taco Bell, Wendy’s and Jersey Mike’s. Mr. Cugine is also former President and current board member of BarFresh Food Group, Inc. (“BarFresh”), a publicly-traded manufacturer of pre-packaged all-natural blended beverages. Previously, Mr. Cugine spent 25 years at PepsiCo where his last role was chief customer officer and senior vice president of PepsiCo Foodservice division from 2004-2010. Prior to that role he held a series of general manager and sales leadership roles throughout PepsiCo and Procter & Gamble. Mr. Cugine serves as a member of the board of directors of BarFresh, R4 Technology, and has previously served as a member of the board of directors for Rambler beverages and the Elliot Group. Mr. Cugine was previously also an advisor to Elements beverages. Mr. Cugine’s qualifications to serve on our Board include his more than 35 years of experience in the food distribution industry, as well as his general business and investing background.
Steven F. Goldstone, age 77, has been a director on our Board since March 7, 2016. Previously, Mr. Goldstone was the Lead Director of Greenhill & Co., and the non-executive chairman of ConAgra Foods, Inc., one of the largest manufacturers of packaged food products in the US. He has also previously been a director of two other New York Stock Exchange firms, American Standard Companies and Merck & Company, Inc. From 1995 to 2000, Mr. Goldstone was chairman and chief executive officer of RJR Nabisco, Inc. one of the world’s largest consumer product companies. Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner in the New York City law firm of Davis Polk & Wardwell (“Davis Polk”). As a Davis Polk partner from 1978 to 1995, Mr. Goldstone advised corporate clients on many of the largest national and international mergers and acquisitions transactions and securities matters of the day. Mr. Goldstone is a graduate of the University of Pennsylvania and attended New York University School of Law. Mr. Goldstone’s qualifications to serve on our Board include his more than 30 years of experience in leadership positions, his knowledge of the food industry, and his corporate governance expertise.
Alan Guarino, age 63, has been a director on our Board since November 7, 2012. Mr. Guarino brings over 25 years of global recruiting and talent management experience to our Board. Currently, Mr. Guarino is vice chairman in the CEO and Board Services practice at Korn Ferry. Mr. Guarino serves as chairman of the board of directors of the Saint Pio Foundation 501(c)(3). He has also held other board/advisor roles as president of the West Point Society of New York, a member of the Army Science Board, as a member of the board of trustees of the New York Institute of Technology, and as a member of the investment committee of the Cappuchin Franciscan Province of Saint Mary. In 1993, Mr. Guarino launched the start-up company Cornell International that grew into a top ranked firm engaged in retained executive search and strategic human resource consulting on Wall Street. He sold the company to Adecco in March of 2003. Prior to that role, he served as chief operating officer of Career Directions, a regional staffing firm, as a department head in Global Securities Processing at The Bank of New York and as a captain in the U.S. Army. Mr. Guarino’s qualifications to serve on our Board include his extensive knowledge of human resources, compensation matters and organizational development.
Stephen Hanson, age 73, has been a director on our Board since July 27, 2011. He was the founder of B.R. Guest Restaurants, a New York multi-concept operator that began with one restaurant in 1987 and expanded to over 42 properties in New York City, Las Vegas and Florida. Mr. Hanson was also the president of B.R. Guest Restaurants until his retirement in December 2013. Mr. Hanson has previously served as a member on the board of directors for Publicolor, a not-for-profit organization that uses color, collaboration, design and the painting process to empower students to transform themselves, their schools and their communities. Mr. Hanson was previously a member of the Department of Consumer Affairs’ Consumers Council for New York City. Mr. Hanson earned a business degree from New York University’s Stern School of Business in 1976. Mr. Hanson’s qualifications to serve on our Board include his more than 30 years of experience in the restaurant industry, as well as his general business and investing background.
Aylwin Lewis, age 68, was most recently the Chairman, Chief Executive Officer and President of Potbelly Corporation (Nasdaq: PBPB), a growing Chicago-based sandwich chain with operations throughout the United States and internationally, from 2008 to 2017. Prior to Potbelly, Mr. Lewis was Chief Executive Officer and President of Sears Holdings Corporation, which was created from the merger of two retail giants, Kmart and Sears. Mr. Lewis was the President and Chief Executive Officer of Kmart at the time of the merger, a distinction that made Mr. Lewis the highest ranking African-American executive in the U.S. retail industry. He has also held various executive positions at both Yum! Brands and Pizza Hut. Mr. Lewis presently serves on the board of directors of Marriott International and VOYA Financial and previously served on the board of directors of The Walt Disney Company, Red Robin Gourmet Burgers and Brews, and Starwood Hotels and Resorts. Mr. Lewis earned his Master’s degree in Business Administration from the University of Houston, Master’s degree in Human Resource Management from Houston Baptist University and Bachelor of Science and Arts degrees from the University of Houston.
Katherine Oliver, age 60, has been a director on our Board since November 3, 2015. Ms. Oliver brings over 25 years of media and entertainment experience to her appointment. She is known for her innovative branding strategies, business development expertise, creativity, and an unparalleled understanding and commitment to customer service. Ms. Oliver is a founding Principal at the global philanthropic consulting firm Bloomberg Associates, which was established by former New York City Mayor Michael Bloomberg to help improve the lives of citizens in cities around the world. Ms. Oliver oversees the media and technology portfolio, advising mayors and international civic leaders on economic development and public communications strategies and helping them harness the power of media and technology to improve government services. Ms. Oliver also advises a diverse range of corporate, cultural and non-profit organizations, including Bloomberg L.P., on cutting-edge content creation and marketing strategies. Ms. Oliver also sits on the board of directors for 1-800-Flowers.com, Inc. From 2002 to 2013, Ms. Oliver served under Mayor Bloomberg as New York City’s Commissioner of Media & Entertainment. During her tenure, New York’s media and entertainment industry saw its strongest growth in history, supporting 130,000 jobs and generating direct spending of $7.1 billion annually. Prior to her appointment as Commissioner, Ms. Oliver was the General Manager of Bloomberg Radio & Television. Ms. Oliver’s qualifications to serve on our Board include her extensive knowledge of branding, content creation, and marketing strategy.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix as of February 15, 2023
Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4		4
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
White	1	3
Two or More Races or Ethnicities
Did Not Disclose Demographic Background	4
LGBTQ+	1

Vote Required
An affirmative vote of a majority of the votes cast on Proposal 1 is required to approve the election of each of the nominees for election as a director.  A “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee’s election.  Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Ms. Brown, Mr. Cerbone, Mr. Cugine, Mr. Goldstone, Mr. Guarino, Mr. Hanson, Mr. Lewis, Ms. Oliver, Mr. C. Pappas, and Mr. J. Pappas as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

EXECUTIVE COMPENSATION
Executive Summary
    Our performance in 2022 demonstrates our continued progress in establishing ourselves as the premier purveyor of specialty ingredients and specialty center-of-the-plate to over 40,000 high end independently owned restaurants, hotels, country clubs and gourmet food stores in key culinary markets across North America.
    Among our 2022 achievements, we acquired (i) substantially all of the assets of University Meat, Inc., a full-line distributor based in California; (ii) substantially all of the securities of Alexis, Inc., a specialty food distributor based in Oregon; (iii) substantially all of the securities of Meat Traders, Inc., a specialty protein distributor and supplier based in Florida; (iv) substantially all of the shares of Chef Middle East LLC (“CME”), a specialty food distributor with operations in the United Arab Emirates, Qatar and Oman; (v) substantially all of the assets of G&S Packaging Solutions, LLC, a specialty protein distributor and supplier based in Nevada; (vi) substantially all of the assets of Guaranteed Fresh Produce, Inc., a premier produce, dairy and specialty supplier based in Massachusetts; and (vii) and substantially all of the assets of Down East & Seafood, Inc., a high quality fresh and frozen seafood distributor based in New York, all of which enhanced our expert workforce and distinguished clientele and represented 17.5% (approximately $306 million) of our 49% increase in net sales for fiscal 2022 to approximately $2.61 billion from approximately $1.75 billion in fiscal 2021.
Our Board credits the leadership of Christopher Pappas, our Chief Executive Officer, and our other named executive officers for contributing to our 2022 achievements, along with:
•working cohesively to effectively manage the Company;
•fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect;
•providing their strategic vision; and
•evaluating and maintaining a liquidity position in compliance with the Company's debt obligations.

As described in greater detail in the Compensation Discussion and Analysis below, we emphasize a pay for performance culture. The design of our 2022 compensation program and our 2022 pay decisions were based on peer group data, survey information and input from the advisors to the Compensation Committee. The Compensation Committee set ambitious performance targets for 2022 as we continue to push ourselves to perform at and achieve even greater results for our Company.

Compensation Discussion and Analysis
    This Compensation Discussion and Analysis discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in fiscal 2022. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this Compensation Discussion and Analysis. For fiscal 2022, the following individuals are our named executive officers:
•Mr. Christopher Pappas, our chairman, president and chief executive officer;

•Mr. John Pappas, our vice chairman and chief operating officer;

•Mr. James Leddy, our chief financial officer;

•Mr. Alexandros Aldous, our general counsel, corporate secretary, chief government relations officer and chief administrative officer; and

•Mr. Tim McCauley, our chief accounting officer.

Overview of Compensation Process
The Compensation Committee of our Board consists solely of directors who are “independent” under the rules and regulations of the SEC and Nasdaq. The Compensation Committee has overall responsibility for the compensation program for our executive officers, including our named executive officers. For fiscal 2022, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co. (“FW Cook”) to help it in assessing executive officer and director compensation. A representative of FW Cook attended Compensation Committee meetings when requested, reviewed compensation data with the Compensation Committee, and participated in general discussions regarding executive compensation issues. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee as needed in connection with advising the Compensation Committee. While the Compensation Committee considered input from FW Cook, the Compensation Committee’s decisions ultimately reflect many factors and considerations.
For fiscal 2022, the Compensation Committee reviewed the independence of FW Cook pursuant to SEC rules and the Nasdaq Listing Rules and concluded that FW Cook was independent and that its work for the Compensation Committee did not raise any conflict of interest.
The Compensation Committee typically meets during the first quarter of each fiscal year to set compensation for that fiscal year and did so in the first quarter of fiscal 2022. For fiscal 2022, FW Cook and management played integral roles in the compensation-setting process. The Compensation Committee actively worked with FW Cook to formulate compensation decisions for our chief executive officer and our vice chairman and chief operating officer. Management, with input from FW Cook, made recommendations to the Compensation Committee for the rest of the executive officers. Recommendations were accompanied by competitive market data from the peer groups established by the Compensation Committee based on recommendations from FW Cook. This peer group analysis is discussed in further detail in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Competitive Marketplace Assessment.”
In setting fiscal 2022 compensation for our named executive officers, the Compensation Committee, following discussions with management and FW Cook, considered the compensation practices of the companies within our peer groups, our operating performance in fiscal 2021 and each of our named executive officer’s performance in fiscal 2021. Our chief executive officer was not present when the Compensation Committee deliberated or voted on his compensation.
Advisory Say-on-Pay Proposal
In May of 2022, our stockholders approved an advisory say-on-pay proposal at our 2022 annual meeting of stockholders with over 52% of the shares represented at the meeting and entitled to vote on the proposal voting FOR the proposal. One of our most important compensation objectives this year was to determine how to address 2022’s say-on-pay vote of 52%. Our executive compensation philosophy and objectives, process and the components of our compensation program were topics not only at our Compensation Committee meetings, but also at Board meetings throughout the year as we worked to address our fellow stockholders’ concerns.

We also viewed the results of that vote as an opportunity to have more in-depth conversations with shareholders to understand their perspectives on our executive compensation practices and programs. In addition to our regular shareholder outreach, our general counsel, corporate secretary, chief government relations officer and chief administrative officer and our chief financial officer held engagement discussions with stockholders holding approximately 31% of our voting shares to focus on our compensation program design. We leveraged the valuable insights we heard to help build a set of compensation program changes, and we believe those changes and our disclosures in this Compensation Discussion and Analysis address many of the concerns we heard.

In particular, we heard from stockholders that they wanted to see an incorporation of return on invested capital (“ROIC”) in our executive compensation program design. In response, beginning with the fiscal 2023 compensation program, we added ROIC to the performance based component of our long-term equity incentive compensation program, representing 25% of each named executive officer's target award

We emphasize a pay for performance culture and our 2022 pay decisions were based on a set of ambitious performance targets. In addition, we put a greater emphasis on performance-based compensation in 2022, adjusting the mix of long-term incentive awards for our chief executive officer and vice chairman and chief operating officer to be weighted more heavily towards performance-based measures.

We believe these changes and disclosure respond to the views expressed by our stockholders and are consistent with our overall compensation objectives. We will continue our dialogue with stockholders on compensation issues as part of our ongoing engagement during this proxy season.

Compensation Philosophy and Objectives
The principal objectives of our executive compensation program are to attract, motivate and retain highly qualified executives by providing total compensation for each position that is competitive within our business sector and peer groups. We also seek to provide appropriate incentives for our named executive officers to achieve performance goals related to our company-wide performance. Finally, through the issuance of equity-based incentives, we seek to align the interests of our named executive officers with our stockholders and to reward performance that enhances our long-term value.
Our Compensation Committee strives to implement a compensation program that enables us to attract and retain high-quality leadership and to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In determining the relevant amounts of each of these components, our Compensation Committee adopted a compensation program that consists of a mix of compensation that it believes:
•aligns interests of our named executive officers with our business plans by using company-wide performance metrics based on those plans and long-term incentive programs with multi-year vesting to retain employees key to their implementation;

•incentivizes achievement of annual and longer term financial, functional, and individual objectives; and

•creates a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.

Competitive Marketplace Assessment
The Compensation Committee, with the assistance of management and FW Cook, looks at two peer groups when considering its decisions regarding the compensation of our named executive officers: our primary peer group, which consists of companies similar to us in size and business characteristics and is used primarily when setting compensation levels, and our secondary peer group, which consists of large foodservice distribution companies and is used to inform our incentive compensation plan design.
Market data from our primary peer group was taken into consideration in setting the fiscal 2022 compensation of each of our named executive officers. The primary peer group, which was developed in fiscal 2020 and used to set fiscal 2021 compensation was also referenced in our review of program designs, including an assessment of pay vehicles and performance metrics. The Compensation Committee considered the following factors in determining a primary peer group for fiscal 2022:
•Company Type - The companies in the primary peer group are all publicly traded on a U.S. exchange.

•Size - Companies with revenues between 0.4 and 2.5 times the Company's revenue and market capitalizations between 0.2 and 5 times the Company's market capitalization were targeted for review as potential peers. This size range reflected our near-term aggressive growth plans. The Compensation

Committee believed the Company and the primary peer group when selected were reasonably aligned from a financial size perspective.

•Business - The companies in the primary peer group represent multiple industry segments, including packaged foods, non-food related specialty and online retailers, other non-food related wholesalers and distributors, and trucking and warehousing. The foodservice distribution industry is a highly fragmented industry with several very large national players and numerous small, privately held local players; accordingly, it was necessary to select our primary peer group from various industry segments.

•ISS Selection - For our primary peer group, we also considered companies listed in our ISS-selected peer group.

In November 2021, for fiscal 2022 compensation decisions, FW Cook reviewed the peer group with the Compensation Committee, and the Compensation Committee removed Foundation Building Materials, Inc. from the primary peer group due to such company being acquired.
Reflecting the factors outlined above, our primary peer group for fiscal 2022 compensation decisions consisted of the following 17 companies:

1-800-FLOWERS.COM, Inc	Cal-Maine Foods, Inc.	John B. Sanfilippo & Son, Inc.
The Andersons, Inc.	DXP Enterprises, Inc.	Lancaster Colony Corporation
Applied Industrial Technologies, Inc.	SunOpta Inc.	NOW Inc.
B&G Foods, Inc.	GMS Inc.	Pool Corporation
BlueLinx Holdings Inc.	The Hain Celestial Group, Inc.	SiteOne Landscape Supply, Inc.
Calavo Growers, Inc.	J&J Snack Foods Corp.

As of November 2021, the Company's revenues and market capitalization were between the 25th percentile and the median of the peer companies.
The secondary peer group was used to test compensation design and performance metrics as these companies' compensation practices are an important reference point due to their status as the Company’s key competition; however, due to the larger size of these companies, they were not considered appropriate to reference in determining fiscal 2022 pay levels of our named executive officers.
For fiscal 2022, FW Cook reviewed the secondary peer group with the Compensation Committee, and the Compensation Committee approved the removal of Core-Mark Holding Company, Inc. from the secondary peer group due to such company being acquired.

US Foods Holding Corp.	SpartanNash Company	United Natural Foods, Inc.
Performance Food Group Company	Sysco Corporation

We do not benchmark compensation in the traditional manner, as we do not directly tie individual components of compensation to particular benchmarks. In general, the Compensation Committee references the 25th and 75th percentiles and the median of the competitive compensation marketplace, as well as data regarding compensation design and performance metrics. Market data, however, is only one factor among many considered by the Compensation Committee when making determinations regarding executive compensation. Other factors considered include individual performance, scope of responsibilities, experience, criticality of the position, retention concerns and the need to recruit new officers.
Components of Named Executive Officer Compensation
Taking into account the above-described objectives and our peer group comparisons, when setting fiscal 2022 compensation, the Compensation Committee focused on designing a compensation package for our named executive officers that consisted of base salaries, performance-based annual cash incentive awards and long-term equity awards, as well as retirement and other welfare benefits and termination protection.

Element	Description & Objective	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2022 adjusted EBITDA (“AEBITDA”). We capped such payments at 100% of target due to the uncertain economic environment and related challenges with setting performance targets with precision.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and/or continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA and challenging share price goals over a three-year measurement period.	• Performance-based restricted stock • Time-based restricted stock
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits, and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash
Base Salary
We provide our named executive officers with a base salary to compensate them for performing their daily responsibilities. We believe that base salaries must be competitive, based upon the named executive officer’s scope of responsibilities and what we believe to be market rates of compensation for executives performing similar functions for comparable companies within our peer groups. We also periodically review the performance of our named executive officers and, in some instances, award merit-based base salary increases as a result of these reviews.
We consider increases to our named executive officers' base salaries every two years. For fiscal 2022, the Compensation Committee, based on peer group data, survey information and input from FW Cook, made the decision to raise base salaries for our named executive officers uniformly by 10%.

The annual base salaries for our named executive officers for fiscal 2022 were as follows:

2022 Base Salary
Name	($)
Christopher Pappas	1,020,532
John Pappas	560,835
James Leddy	467,363
Alexandros Aldous	436,205
Timothy McCauley	330,270

    Annual Cash Incentive Compensation
To closely align our named executive officers’ compensation to our business objectives, we believe that a significant portion of a named executive officer’s compensation should be performance-based. The Company sets ambitious performance targets and emphasizes a pay for performance culture. Accordingly, in fiscal 2022, we put in place an annual cash incentive compensation program, our 2022 Cash Incentive Plan (the “2022 Plan”), that provided our named executive officers with the opportunity to earn cash incentive compensation up to the target amounts set forth in the table below for the achievement of annual performance goals related to our business. The maximum payout under the annual cash incentive for the named executive officers was capped at 100% of target due to the uncertain economic environment and related challenges with setting performance targets with precision. Targets were achieved for fiscal 2022 and payment was made in the first quarter of fiscal 2023.

Name	Target Award as a Percentage of Base Salary	Target Award ($)	Actual Payout under 2022 Plan ($)
Christopher Pappas	100%	1,020,532	1,020,532
John Pappas	100%	560,835	560,835
James Leddy	75%	350,522	350,522
Alexandros Aldous	75%	327,154	327,154
Timothy McCauley	60%	198,162	198,162

The Compensation Committee selected AEBITDA as the performance measure for the 2022 Plan because it viewed AEBITDA as a measurement of bottom-line growth of the Company and as being the key driver of long‑term growth in stockholder value. When selecting the performance measures for the 2022, the Compensation Committee considered the unique economic environment created in the U.S. following the reopening of the economy after the COVID-19 pandemic, including ongoing supply chain constraints, volatile inflation and the potential for deflation in 2022 and continued uncertainty regarding COVID-19 subvariants. As a result, the Compensation Committee determined not to use revenue as a performance measure for the 2022 Plan because Company revenue can be significantly impacted by extreme swings in prices. In setting the corporate performance target under the 2022 Plan, the Compensation Committee considered historic levels of our performance for AEBITDA, taking into consideration our acquisitions in fiscal 2021, and the uncertain economic climate and based target AEBITDA on results that were improvements over the prior fiscal year’s results. Additionally, the Compensation Committee chose a wider rider of AEBITDA targets than it has historically applied to address the uncertain economic climate and the Compensation Committee's decision not to use revenue as a performance measure in the 2022 Plan.

AEBITDA. For our named executive officers, payouts under the 2022 Plan related to AEBITDA goals were tiered as follows: payout at target if AEBITDA in fiscal year 2022 was $104 million or more, and no payout if AEBITDA in fiscal year 2022 was less than $87 million. There was no sliding scale payouts for AEBITDA above the target. Our fiscal 2022 AEBITDA fiscal 2022, as we determined for purposes of the 2022 Plan, was greater than $157 million.

For fiscal 2022, we defined AEBITDA, which is not a measurement determined in accordance with the U.S. generally accepted accounting principles, or GAAP, as the aggregate of the following GAAP measures: net income, interest expense, depreciation, amortization, provision for income taxes, stock compensation, duplicate rent, integration and deal costs, third party transaction costs, change in fair value of earn-out obligation, loss on asset disposal, one-time executive management costs and moving expenses, if any. We use AEBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of AEBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Additionally, for purposes of the 2022 Plan, adjustments to AEBITDA include acquisitions.

For additional information regarding our determination of AEBITDA, please refer to our Annual Report on Form 10-K for fiscal 2022.

Long-Term Equity Compensation
    During the first quarter of fiscal 2022, the Compensation Committee, in consultation with FW Cook and management, approved the granting of long-term equity incentive (“LTI”) compensation, consisting of time-based restricted stock awards and performance-based restricted stock awards, to each of our named executive officers.

For these stock awards (the “2022 Grant”), the target LTI award value was set at 300% of base salary for Mr. C. Pappas and Mr. J. Pappas, 150% of base salary for Mr. Leddy and Mr. Aldous and 100% of base salary for Mr. McCauley. Once the target award value was established, the Compensation Committee decided that a significant percentage of the awards for the named executive officers should be performance-based. Accordingly, the Compensation Committee determined the mix of LTI awards would consist of 70% performance-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% performance-based restricted stock awards for Messrs. Leddy, Aldous and McCauley, to motivate the executives to achieve our corporate objectives and enhance stockholder value and 30% time-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% time-based restricted stock awards for Messrs. Leddy, Aldous and McCauley, to support retention objectives. The measures for the performance-based restricted stock awards (the “2022 PRSA Grant”) included the Company’s share price (50% of the award target) and AEBITDA (50% of the award target). The 2022 PRSA Grant can payout at 200% of the target shares.

    The respective target values and number of shares (determined based upon a grant date share price of $32.44) of the 2022 Grant at target and at maximum (200% of target), were as follows:

Name	2022 RSA Value ($)	2022 RSA Shares (#)	2022 PSA Target Value ($)	2022 PSA Shares at Target (#)	2022 PSA Shares at Max (#)
Christopher Pappas	918,479	28,313	2,143,117	66,064	132,128
John Pappas	504,752	15,560	1,177,754	36,306	72,612
James Leddy	350,522	10,805	350,522	10,805	21,610
Alexandros Aldous	327,154	10,085	327,154	10,085	20,170
Timothy McCauley	165,135	5,090	165,135	5,090	10,180

The time-based vesting restricted stock awarded in fiscal 2022 vests in equal one-third installments on the first through third anniversary dates of the date set forth in the named executive officers’ respective time-based restricted stock award agreements.
    The goals set with respect to the PRSAs awarded in fiscal 2022 were designed to increase and sustain stockholder value over time, based on input from the advisors to the Compensation Committee. The number of PRSAs eligible to vest was based on the Company’s achievement of AEBITDA and challenging share price targets for the performance period beginning on the first day of fiscal 2022 and ending on December 27, 2024. AEBITDA was chosen as a performance measure for both the 2022 Plan and the 2022 PRSAs because the Compensation Committee views it as one of the key indicators of sustained Company growth and stockholder value as the Company emerges from the market and supply chain volatility of the COVID-19 pandemic. The Compensation Committee determined the share price targets were challenging based on the then-current share price range and recent volatility of the Company's stock price during the COVID-19 pandemic and tracked the Company’s AEBITDA targets in terms of expected value creation within the Company’s historical AEBITDA multiple range. AEBITDA measures our operating performance and profitability and the share price target measures our performance as evaluated by the market. AEBITDA will be measured in the final year of the performance period determined on a sliding scale, ratably interpolated within the performance ranges. The share price goal will be achieved upon the highest 20-day trading average closing share price being attained at any point during the performance period and will be ratably interpolated between performance targets.

The relevant targets for the 2022 PRSA Grant are as follows:

Metric	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned
AEBITDA	$110 million	0%	$120 million	100%	$130 million	200%
Share Price	Equal to or less than $30	0%	Equal to or greater than $40	100%	Equal to or greater than $50	200%

    All equity incentive awards granted in fiscal 2022 contained “double trigger” change in control provisions, so that, in the event of a change in control, vesting of the award is accelerated only if the executive experiences an involuntary termination of employment without “cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award would be converted to time-based restricted stock based on target.

Retirement Plans and Other Welfare Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing health and welfare benefits as well as methods for those individuals to save for retirement. Accordingly, we provide our named executive officers with the following benefits:
•Health Insurance. We provide each of our named executive officers and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees. For our named executive officers, we pay both our portion and the executive’s portion of the premiums for these benefits.

•Disability Insurance. We provide each of our named executive officers with short-term disability insurance.

•Life Insurance. For each of our named executive officers, we pay the premiums for life insurance in an amount equal to their annual base salary, up to $300,000.

•Retirement Benefits. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees; however, our named executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We make matching contributions for each of our employees, including our named executive officers, in an amount equal to 50% of any employee contributions up to 6% of the employee’s salary, with a maximum matching contribution of $2,500.

•Nonqualified Deferred Compensation. We do not currently provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Termination Protection Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. We have entered into employment agreements with our named executive officers pursuant to which they are entitled to certain benefits upon qualifying terminations of employment and have implemented a change in control severance program in which they participate. Further, our named executive officers are party to severance agreements discussed in further detail in “Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits.”
Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built the Company into the successful enterprise that it is today. The Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. Change in control benefits are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in stockholders’ best interests. The security of competitive change in control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Executive Change in Control Plan (the “Executive CIC Plan”) was adopted to provide “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. “Double trigger” benefits also require that two events occur in order for severance to be paid: a change in control followed by the executive’s involuntary termination of employment. The Compensation Committee believes a “double trigger” severance benefit provision is most appropriate, as it provides an incentive for greater continuity in management following a change in control.
In addition to the previously discussed equity incentive awards granted in fiscal 2022, all equity incentive awards granted in fiscal 2023 also contain “double trigger” change in control provisions, so that in the event of a change in control vesting of the award is accelerated only if the executive experiences an involuntary termination of employment “without cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award will be converted to time-based restricted stock based on target.

Perquisites
    The Company provides limited personal benefits to certain of our named executive officers for competitive reasons. Mr. C. Pappas, as our chief executive officer, and Mr. J. Pappas, as our vice chairman and chief operating officer, are permitted to use the Company’s aircraft in certain instances. In addition, Mr. C. Pappas and Mr. J. Pappas receive a monthly automobile allowance. Our named executive officers also receive tax reimbursements related to imputed income on Company-paid life insurance benefits. These arrangements are discussed in the footnotes to the “Summary Compensation Table - Fiscal Years 2020-2022.”
Certain Changes in 2023 Named Executive Officer Compensation
For fiscal 2023, the Compensation Committee, based feedback from our stockholders and input from the advisors to the Compensation Committee made the following decisions regarding the named executive officers’ annual cash incentive compensation and LTI programs:

•For the annual cash incentive compensation program, selected the performance measure and weighting to be 50% based upon fiscal 2023 AEBITDA and 50% based on fiscal 2023 revenue. The maximum payout under the annual cash incentive program for the named executive officers is 200% of target except the maximum payout for Messrs. C. Pappas and J. Pappas is 300% of target upon achievement of certain AEBITDA metrics. Target amounts under the annual cash incentive compensation program remained the same for the named executive officers from fiscal 2022.

•For the LTI program, (i) added ROIC as a performance measure in addition to AEBITDA and share price and (ii) adjusted the weightings of each performance measure to reflect the Company’s projected goals (50% AEBITDA and 25% for each of share price and ROIC). Maintained the mix of time-based and performance-based restricted stock at 70% performance-based restricted stock and 30% time-based restricted stock for Messrs. C. Pappas and J. Pappas and 50% for each of Messrs. Leddy, Aldous and McCauley. The maximum payout under the LTI performance-based restricted stock awards for the named executive officers continues to be capped at 200% of target.

Tax and Accounting Implications
Our Compensation Committee considers the accounting and tax treatment of executive compensation in determining the amount and form of compensation that we pay our named executive officers. For instance, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, as amended (“Section 162(m)”). Under Section 162(m) compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) (or comparable provisions of state and local tax codes) in fact will.

The Compensation Committee balances the desirability to qualify for such deductibility with the Company’s need to maintain flexibility in compensating executive officers in a manner designed to promote its corporate goals and compensation objectives. As a result, the Compensation Committee may elect to provide compensation that is not deductible in order to achieve these goals and objectives.

CEO Stock Ownership Guidelines
To instill an ownership culture, our Board requires that our chief executive officer own shares of our common stock with a value equal to at least six times his annual salary. Our chief executive officer, Mr. C. Pappas, satisfies this requirement.
Hedging, Pledging and Short Sales Policy
        Under our Insider Trading Policy, we prohibit hedging and short sales of Company securities by all of our employees and directors and their affiliates. Subject to certain limited exceptions, we also generally prohibit the pledging of Company securities by all of our employees and directors and their affiliates.
Clawback
    Participants in our 2022 Plan are required, at the Company’s request, to return to the Company all or a portion of any awards paid to the participant pursuant to the 2022 Plan based upon financial information or performance metrics later found to be materially inaccurate. The amount to be recovered will equal the excess amount paid out over the amount that would have been paid out had such financial information or performance metric been fairly stated at the time the payout was made.

The Company will also make any needed changes to its existing policy as may be required to comply with applicable regulations. Further, all awards granted under the Company’s 2019 Equity Incentive Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations, or Company policy.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022.
The Chefs’ Warehouse, Inc. Compensation Committee
Mr. Guarino (chairman)
Mr. Cerbone
Mr. Cugine
Mr. Lewis
Ms. Oliver

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

Summary Compensation Table – Fiscal Years 2020-2022
    The table below summarizes the compensation paid or accrued by us during the fiscal years indicated for our chief executive officer, chief financial officer, and each of our next three highest paid executive officers, in each case whose total compensation exceeded $100,000 for fiscal 2022.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Christopher Pappas	2022	1,020,889	—	2,951,924	1,020,532	97,041	5,090,386
Chief Executive Officer	2021	918,836	—	4,526,343	927,757	64,169	6,437,105
	2020	941,428	—	2,319,943	463,878	79,743	3,804,992
John Pappas	2022	561,030	—	1,622,264	560,835	71,773	2,815,902
Vice Chairman	2021	504,947	—	2,487,517	509,850	103,646	3,605,960
	2020	517,362	—	1,274,910	254,925	40,098	2,087,295
James Leddy	2022	467,585	—	683,090	350,522	6,968	1,508,165
Chief Financial Officer	2021	420,790	—	1,554,734	318,656	28,580	2,322,760
	2020	431,136	—	796,798	159,328	18,055	1,405,317
Alexandros Aldous	2022	436,356	—	637,571	327,154	5,745	1,406,826
General Counsel	2021	375,960	—	1,451,038	297,412	8,132	2,132,542
	2020	402,393	—	743,714	148,706	10,013	1,304,826
Timothy McCauley	2022	330,384	—	321,790	198,162	5,085	855,421
Chief Accounting Officer	2021	295,048	—	732,504	150,122	9,924	1,187,598
	2020	—	—	—	—	—	—
(1)Reflects the amount of salary paid in each fiscal year. The difference between the salary paid to each named executive officer and the named executive officer's base salary results from the timing of the fiscal year and other administrative items, including vacation rollover.
(2)Reflects the aggregate grant date fair value of our awards to our named executive officers of restricted shares of our common stock and performance-based vesting restricted stock consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for the awards of time-based restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant (or the last day on which there was a closing market price of our common stock when grants were made on days when there was no trading in our common stock) and multiplying it by the number of shares awarded. The assumptions made, if any, when calculating the amounts in this column are found in Note 10 to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-K for 2022. The grant date fair value for awards of performance-based restricted stock reflects payouts at “target” levels of performance. The amounts reported in the Summary Compensation Table for the performance-based vesting restricted stock granted in 2022 are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the total amount of the awards made by the Compensation Committee, which is divided by the Company’s common stock price as determined on the grant date to yield a number of performance-based vesting restricted stock. Assuming that the highest levels of performance conditions are achieved, the values of the performance-based restricted stock granted in fiscal 2022 and measured as of the 2022 grant date were: Mr. C. Pappas, $4,066,900, Mr. J. Pappas, $2,234,997, Mr. Leddy, $665,152, Mr. Aldous, $620,829 and Mr. McCauley $313,340.

(3)The following table breaks out the components of the “All Other Compensation” paid to our named executive officers in fiscal 2022:

Name	Medical, Dental and Vision Insurance Premiums(a) ($)	Life Insurance Premiums(b) ($)	Tax Reimbursement(c) ($)	Short-Term Disability Insurance Premiums(d) ($)	401(k) Plan Match(e) ($)	Auto(f) ($)	Aircraft(g) ($)	Phone(h) ($)	Total ($)
Christopher Pappas	7,240	$446	1,980	249	2,500	24,000	60,626	—	97,041
John Pappas	7,240	$446	1,290	249	2,500	24,000	36,048	—	71,773
James Leddy	4,983	$446	1,290	249	—	—	—	—	6,968
Alexandros Aldous	1,600	$446	300	249	2,500	—	—	650	5,745
Timothy McCauley	—	$446	1,290	249	2,500	—	—	600	5,085
(a)    This amount reflects each named executive officer’s portion of the premiums for such individual and his or her family’s medical, dental and vision insurance that we pay on such individual’s behalf.
(b)    This amount reflects premiums we pay for each named executive officer’s group term life insurance.
(c)    This amount reflects reimbursement of taxes incurred by the named executive officer on group term life insurance premium payments reported in column (b).
(d)    This amount reflects the premiums we pay for each named executive officer’s short-term disability insurance.
(e)    This amount reflects our matching contribution to each named executive officer’s 401(k) plan.
(f)    Mr. C. Pappas and Mr. J. Pappas each received a monthly car allowance of $2,000 during fiscal 2022.
(g)    Per IRS regulations, our chief executive officer and vice chairman recognize imputed income on the personal use of the Company’s aircraft. For SEC disclosure purposes, the cost of personal use of the Company’s aircraft is calculated based on the incremental cost to the Company. To determine the incremental cost, we calculate the variable fuel cost by multiplying flight time by the average hourly fuel cost per flight, plus any direct trip expenses such as aircraft landing and parking fees and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, aircraft and hangar lease expenses, maintenance costs, in-flight internet, and aircraft insurance costs, are excluded from this amount.
(h) This amount reflects the reimbursement we pay for each named executive officer's use of their personal cellular phones for Company business.

Fiscal 2022 Grants of Plan-Based Awards
    We granted cash and equity-based awards to our named executive officers in fiscal 2022. The following table provides information about plan-based awards granted to the named executive officers during fiscal 2022:

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date		Threshold	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards(3) ($)
Christopher Pappas			—	1,020,532	1,020,532
	2/24/2022	(4)				—	33,032	66,064		1,071,558
	2/24/2022	(5)				—	33,032	66,064		961,892
	2/24/2022	(6)							28,313	918,474

John Pappas			—	560,835	560,835
	2/24/2022	(4)				—	18,153	36,306		588,883
	2/24/2022	(5)				—	18,153	36,306		528,615
	2/24/2022	(6)							15,560	504,766

James Leddy			—	350,522	350,522
	2/24/2022	(4)				—	5,402	10,804		175,241
	2/24/2022	(5)				—	5,403	10,806		157,335
	2/24/2022	(6)							10,805	350,514

Alexandros Aldous			—	327,154	327,154
	2/24/2022	(4)				—	5,042	10,084		163,562
	2/24/2022	(5)				—	5,043	10,086		146,852
	2/24/2022	(6)							10,085	327,157

Timothy McCauley			—	198,162	198,162
	2/24/2022	(4)				—	2,545	5090		82,560
	2/24/2022	(5)				—	2,545	5090		74,110
	2/24/2022	(6)							5,090	165,120
(1)Represents the possible performance-based, cash incentive award payments pursuant to our 2022 Plan. For a description of the 2022 Plan and awards made pursuant thereto, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 25 of this proxy statement, and for a description of the payments actually made pursuant to the 2022 Plan, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2020-2022 ” beginning on page 31 of this proxy statement.
(2)There were no threshold payouts under the 2022 Plan, as the possible performance-based cash incentive award payments under the 2022 Plan were to be paid on a sliding scale basis from $0 up to a certain percentage of a named executive officer’s fiscal 2022 annual base salary based on our achievement of certain AEBITDA targets. These sliding scale payments and the related AEBITDA targets are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 25 of this proxy statement. There were no sliding scale targets above target, and payments were capped at 100% of target.
(3)The aggregate grant date fair value is computed in accordance with ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in ASC Topic 718 (excluding the effect of estimated forfeitures).
(4)The amounts shown in these rows reflect threshold, target and maximum performance of the AEBITDA component of the 2022 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of AEBITDA of greater than $110 million for the performance period beginning at the start of fiscal 2022 and ending at the conclusion of fiscal 2024, up to a maximum of $130 million (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to AEBITDA for the performance period ending at the conclusion of fiscal 2024 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(5)The amounts shown in these rows reflect threshold, target and maximum performance of the share price component of the 2022 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification that the Company's common stock closing price was greater than $30.00, based on an average of 20 consecutive trading days, at any time during the three-year performance period beginning upon the grant date and ending at the conclusion of fiscal 2024, up to a maximum common stock closing price of $50.00 per share (for an attainment of 200%), provided that the grantee provides continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to the Company's stock price for the performance period ending at the conclusion of fiscal 2024 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(6)The forfeiture restrictions associated with these restricted share awards will lapse in one-third increments on February 24, 2022 through 2024.

Outstanding Equity Awards at 2022 Fiscal Year End
    The table below summarizes the amount of unvested time-based vesting and performance-based vesting restricted stock awards granted for each named executive officer as of December 30, 2022. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. We have not issued stock options in fiscal 2022 to any of our named executive officers. For additional information on our equity awards, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Fiscal 2022 Compensation for Our Named Executive Officers - Long-Term Equity Compensation” on page 26 of this proxy statement.

	OPTION AWARDS				STOCK AWARDS
Name	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Christopher Pappas	95,908	(2)	20.23	3/7/2026	—		—	—		—
					28,313	(3)	942,257	132,128	(9)	4,397,220
					56,893	(4)	1,893,399	100,273	(10)	3,337,085
John Pappas	—		—		15,560	(3)	517,837	72,612	(9)	2,416,527
					31,268	(5)	1,040,599	55,106	(10)	1,833,928
James Leddy	—		—		10,805	(3)	359,590	21,610	(9)	719,181
					19,542	(6)	650,358	34,442	(10)	1,146,230
Alexandros Aldous	—		—		10,085	(3)	335,629	20,170	(9)	671,258
					18,239	(7)	606,994	32,145	(10)	1,069,786
Timothy McCauley	—		—		5,090	(3)	169,395	10,180	(9)	338,790
					9,207	(8)	306,409	16,226	(10)	540,001
(1)The value presented in the table is equal to the product of the number of shares that had not vested as of the last trading day of fiscal 2022 (December 30, 2022) and the closing price of our common stock on such date, which was $33.28.
(2)The price-based stock options became exercisable during fiscal 2019 as the Company achieved the $30 stock price hurdle (based on an average of 20 consecutive trading days) and the third anniversary of the grant date had occurred, both requirements to exercise; in addition, the price-based stock options remain subject to the reporting person’s non-qualified stock option agreement.
(3)These shares of time-based vesting restricted stock awarded in fiscal 2022 are subject to forfeiture restrictions which will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 24, 2022).
(4)These 56,893 shares of time-based vesting restricted stock awarded prior to fiscal 2022 that were unvested at the end of fiscal 2022 include: 23,760 shares which vested on February 23, 2023; 9,372 shares which vested on February 25, 2023; and 23,761 shares which will vest on February 23, 2024.
(5)These 31,268 shares of time-based vesting restricted stock awarded prior to fiscal 2022 that were unvested at the end of fiscal 2022 include: 13,057 shares which vested on February 23, 2023; 5,152 shares which vested on February 25, 2023; and 13,059 shares which will vest on February 23, 2024.
(6)These 19,542 shares of time-based vesting restricted stock awarded prior to fiscal 2022 that were unvested at the end of fiscal 2022 include: 8,161 shares which vested on February 23, 2023; 3,220 shares which vested on February 25, 2023; and 8,162 shares which will vest on February 23, 2024.
(7)These 18,239 shares of time-based vesting restricted stock awarded prior to fiscal 2022 that were unvested at the end of fiscal 2022 include: 7,616 shares which vested on February 23, 2023; 3,005 shares which vested on February 25, 2023; and 7,619 shares which will vest on February 23, 2024.

(8)These 9,207 shares of time-based vesting restricted stock awarded prior to fiscal 2022 that were unvested at the end of fiscal 2022 include: 3,845 shares which vested on February 23, 2023; 1,517 shares which vested on February 25, 2023; and 3,845 shares which will vest on February 23, 2024.
(9)The unearned performance-based restricted stock awarded in fiscal 2022 will vest, to the extent earned, following the three-year performance period ending in fiscal 2024.
(10)The unearned performance-based restricted stock awarded in fiscal 2021 will vest, to the extent earned, following the three-year performance period ending in fiscal 2023.

Fiscal 2022 Stock Vested Table
    The following table sets forth certain information with respect to the number of shares of restricted stock that our named executive officers received upon vesting in fiscal 2022:

	OPTION AWARDS		STOCK AWARDS
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher Pappas(1)	—	—	55,833	1,780,089
John Pappas(2)	—	—	30,684	978,280
James Leddy(3)	—	—	19,177	611,408
Alexandros Aldous(4)	—	—	17,899	570,663
Tim McCauley(5)	—	—	9,035	288,057
(1)Of Mr. C. Pappas’ 55,833 shares of restricted stock vested in fiscal 2022: (i) 23,760 shares vested on February 23, 2022 (ii) 8,759 shares vested on February 25, 2022, (iii) 9,371 shares vested on February 25, 2022 and (iv) 13,943 shares vested on March 25, 2022. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $31.26 (February 23, 2022), $32.00 (February 25, 2022) and $32.79 (March 25, 2022).
(2)Of Mr. J. Pappas’ 30,684 shares of restricted stock vested in fiscal 2022: (i) 13,057 shares vested on February 23, 2022, (ii) 4,815 shares vested on February 25, 2022, (iii) 5,149 shares vested on February 25, 2022 and (iv) 7,663 shares vested on March 25, 2022. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $31.26 (February 23, 2022), $32.00 (February 25, 2022) and $32.79 (March 25, 2022).
(3)Of Mr. Leddy’s 19,177 shares of restricted stock vested in fiscal 2022: (i) 8,161 shares vested on February 23, 2022, (ii) 3,009 shares vested on February 25, 2022, (iii) 3,218 shares vested on February 25, 2022 and (iv) 4,789 shares vested on March 25, 2022. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $31.26 (February 23, 2022), $32.00 (February 25, 2022) and $32.79 (March 25, 2022).
(4)Of Mr. Aldous’ 17,899 shares of restricted stock vested in fiscal 2022: (i) 7,616 shares vested on February 23, 2022, (ii) 2,809 shares vested on February 25, 2022, (iii) 3,004 shares vested on February 25, 2022 and (iv) 4,470 shares vested on March 25, 2022. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $31.26 (February 23, 2022), $32.00 (February 25, 2022) and $32.79 (March 25, 2022).
(5)Of Mr. McCauley's 9,035 shares of restricted stock vested in fiscal 2022: (i) 3,845 shares vested on February 23, 2022, (ii) 1,418 shares vested on February 25, 2022, (iii) 1,516 shares vested on February 25, 2022 and (iv) 2,256 shares vested on March 25, 2022. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $31.26 (February 23, 2022), $32.00 (February 25, 2022) and $32.79 (March 25, 2022).

Potential Payments upon Termination or Change in Control
The table below reports the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment and in certain situations following a change in control of the Company. The amounts shown in the table below reflect the assumption that the named executive officer’s termination of employment was effective as of December 30, 2022, and that the executive was employed through such date. The columns for amounts due upon a change in control or upon certain terminations following a change in control reflect the assumption that the change in control occurred and, if applicable, the executive experienced a termination of employment as of December 30, 2022. Amounts listed represent the incremental amounts due to the named executive officers beyond what they would have received without, as applicable, a termination of employment or change in control. Thus, amounts earned under the 2022 Plan, which were earned as of the end of fiscal 2022, are not duplicated in the table. All amounts shown are estimates of the amounts which would be paid out to the executives. The actual amounts to be paid out can only be determined at the time of the relevant triggering event.
    For purposes of the table, the value attributed to acceleration of the vesting of restricted stock awards is based on the closing price of our common stock on the last trading day of fiscal 2022 (December 30, 2022), which was $33.28.

Executive Benefits and Payments Upon Separation	Involuntary Not-For-Cause Termination on 12/25/2020 ($)		Disability on 12/25/2020(1) ($)	Death on 12/25/2020(1) ($)	Change in Control on 12/25/2020(1)(2) ($)	Termination By Executive For Good Reason or By the Company Without Cause At or During the Two-Year Period Following a Change in Control on 12/25/2020(1)(2)(3) ($)
Christopher Pappas
Acceleration of Vesting of Restricted Stock	—		7,406,497	7,406,497	7,406,497	7,406,497	(6)
Cash Severance Payment	2,121,064	(4)	—	—	—	6,228,192
Total	2,121,064		7,406,497	7,406,497	7,406,497	13,634,689
John Pappas
Acceleration of Vesting of Restricted Stock	—		4,070,377	4,070,377	4,070,377	4,070,377	(6)
Cash Severance Payment	908,753	(5)	—	—	—	2,323,340
Total	908,753		4,070,377	4,070,377	4,070,377	6,393,717
James Leddy
Acceleration of Vesting of Restricted Stock	—		2,184,355	2,184,355	2,184,355	2,184,355	(6)
Cash Severance Payment	768,545	(5)	—	—	—	1,715,770
Total	768,545		2,184,355	2,184,355	2,184,355	3,900,125
Alexandros Aldous
Acceleration of Vesting of Restricted Stock	—		2,038,766	2,038,766	2,038,766	2,038,766	(6)
Cash Severance Payment	721,808	(5)	—	—	—	1,606,718
Total	721,808		2,038,766	2,038,766	2,038,766	3,645,484
Timothy McCauley
Acceleration of Vesting of Restricted Stock	—		1,029,084	1,029,084	1,029,084	1,029,084
Cash Severance Payment	—		—	—	—	1,082,826
Total	—		1,029,084	1,029,084	1,029,084	2,111,910
(1)    Pursuant to our award agreements with the named executive officers, amounts in this column are based on awards of time-based vesting and performance-based vesting restricted shares of our common stock fully vesting if the executive terminates employment by reason of death or disability on December 30, 2022.
(2)    Amounts in this column assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock are not assumed in the change in control transaction and therefore vested immediately prior to the change in control transaction. If awards are assumed by the successor entity in the change in control, awards will vest if within one year following the change in control, the executive terminates employment by reason of death, disability, normal or early retirement, for “good reason” by the executive or involuntary termination for any reason other than “cause.” Thus amounts in this column would also apply if the individual’s time-based vesting and performance-based vesting restricted shares are assumed in the change in control transaction and the individual’s employment terminated for any of the foregoing reasons as of December 30, 2022.
(3)    As discussed in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits - Executive Change in Control Plan” the severance benefit due in connection with a resignation by the individual for “good reason” or termination by the Company without “cause” (as such terms are defined in the Executive CIC Plan) during the two-year period following a change in control is a multiple of the individual’s base salary, target annual bonus for the year of termination, a lump sum benefits payment and an outplacement payment. The multiple for Mr. C. Pappas is 3x, and the multiple for the other named executive officers is 2x. In addition, under the Executive CIC Plan, amounts are reduced in the event that the individual would be subject to excise taxes imposed under Section 4999 of the Code or any similar tax imposed by state or local law, but only where the after-tax payments received by the individual would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no reduction would apply to avoid excise taxes under Section 4999 or state or local law.
(4)    Pursuant to our severance agreement with Mr. C. Pappas, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), he is entitled to receive an amount equal to a multiple of his annual base salary and target annual bonus for the year of termination as well as a lump-sum benefits payment and lump-sum outplacement services payment payable for a period of two years from the date of his termination and on the same terms and with the same frequency as his annual base salary was paid prior to such termination. The multiple for Mr. C. Pappas is 2x.
(5)    Pursuant to our severance agreements with each of Messrs. J. Pappas, Leddy and Aldous, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), they are entitled to receive an amount equal to a multiple of their annual base salary and target annual bonus for the year of termination as well as a lump-sum benefits payment and lump-sum outplacement payment payable for a period of 18 months from the date of their termination and on the same terms and with the same frequency as their annual base salary was paid prior to such termination. The multiple for each of Messrs. J. Pappas, Leddy and Aldous is 1.5x.
(6)    Amounts assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock were assumed in the change in control transaction and were accelerated in connection with the executive’s termination without “cause” or resignation for “good reason” as of December 30, 2022.

Employment Agreements, Offer Letters and Severance Benefits
The following describes these arrangements as of December 30, 2022.

Mr. C. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. C. Pappas on August 2, 2011, immediately prior to the consummation of our IPO. Mr. C. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $750,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. C. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. C. Pappas in the event of a change in control of the Company shall be determined in accordance with the Executive CIC Plan. Mr. C. Pappas’ employment agreement also includes a non-competition and non-solicitation provision, pursuant to which Mr. C. Pappas agrees, among other things, that for one year following the termination of his employment with us, he will not (i) compete with us or our subsidiaries; (ii) induce a customer or supplier of ours to cease doing business with us; or (iii) induce an employee of ours to leave our employ. For purposes of Mr. C. Pappas’ employment agreement, “cause” is defined as (i) engaging in willful misconduct that is injurious to the Company or our affiliates or (ii) the embezzlement or misappropriation of our, or our affiliates’, funds or property; however, that no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.
Mr. J. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. J. Pappas on January 12, 2012. Mr. J. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $250,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. J. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. J. Pappas in the event of a change in control of the Company shall be determined in accordance with the Executive CIC Plan. Mr. J. Pappas’ employment agreement also includes a non-competition and non-solicitation provision identical to the corresponding provision in the employment agreement with Mr. C. Pappas. For purposes of Mr. J. Pappas’ employment agreement, “cause” is defined in the same manner as in the employment agreement with Mr. C. Pappas.
Offer Letters and Other Severance Benefits
James Leddy
In connection with Mr. Leddy becoming Chief Financial Officer and Assistant Corporate Secretary, the Company entered into an offer letter with Mr. Leddy on October 17, 2017, effective as of November 11, 2017, which provides for the following: (i) an annual base salary of $375,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof), and the right to participate in our equity-based incentive plans. Mr. Leddy’s offer letter also provides that he is entitled to receive his base salary for a period of one year (or payment until he finds a position that provides 80% or more of his then current base salary, if shorter), provided that any severance or benefits payable to Mr. Leddy in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Leddy for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Alexandros Aldous
The terms of Mr. Aldous’ employment are described in an offer letter dated February 11, 2011, provided to him by the Company. This offer letter has no specific term and provides that Mr. Aldous is an at-will employee. Mr. Aldous’ annual base salary under the offer letter was $155,000 (which has been subsequently increased). Under his offer letter, Mr. Aldous was initially eligible to participate in our annual, performance-based cash incentive program at a target of 25% of his annual base salary. The Compensation Committee subsequently increased his target under the annual, performance-based cash incentive program to 35% of his annual base salary for 2012, increased the target to 50% of his annual base salary starting in 2013, and then further increased the target to 75% of his annual base salary starting in 2016.
In August 2014, Mr. Aldous entered into a severance agreement with the Company whereby Mr. Aldous is entitled to receive an amount equal to twelve months of his base salary as in effect as of the execution date of the severance agreement or on the effective date of his termination, whichever is greater, following the Company’s termination of his employment without “cause” (as defined in the severance agreement), provided that any severance or benefits payable to Mr. Aldous in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Aldous for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Tim McCauley
The terms of Mr. McCauley's employment are described in an offer letter dated February 19, 2018. This offer letter has no specific term and provides that Mr. McCauley is an at-will employee. Mr. McCauley’s annual base salary under the offer letter was initially $265,000 (which had been subsequently increased). Mr. McCauley is eligible to participate in our annual performance-based cash incentive program at a target of 50% of his annual base salary, which was increased to 60% of his base salary starting in 2022.

Severance Agreements
The Company has entered into severance agreements with all named executive officers, except Mr. McCauley that provide that, during the term of the severance agreement, if the named executive officer is terminated without cause or resigns for good reason not in connection with a change in control of the Company, and subject to an execution of a release of claims, the named executive officer would be entitled to the following:
•A cash amount, to be paid in the form of salary continuation, equal to the named executive officer’s base salary and annual bonus for the year of termination multiplied by an applicable severance multiple (2x for Mr. C. Pappas and 1.5x for other named executive officers);

•A lump-sum cash payment in lieu of benefits continuation;

•A lump-sum cash payment in lieu of reimbursement for outplacement service costs; and

•Any earned but unpaid annual bonus with respect to the year prior to the year of termination.

The severance agreements each have an initial term of two years that automatically renews on an annual basis unless and until terminated by the Board prior to any renewal in accordance with the terms of the severance agreement.

Executive Change in Control Plan
Under the Executive CIC Plan, if during the two years following a “change in control” of the Company (as defined in the Executive CIC Plan), a named executive officer’s employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan), or the named executive officer resigns for “good reason” (as defined in the Executive CIC Plan), then the named executive officer will be entitled to the following:
•A cash amount equal to the named executive officer’s base salary multiplied by an applicable severance multiple (3x for Mr. C. Pappas and 2x for other named executive officers);

•A cash amount equal to the named executive officer’s target annual bonus for the year of termination multiplied by the same severance multiple that applies to base salary;

•If the termination of employment occurs during the calendar year in which the change in control occurs, a pro-rated target annual bonus for the year of termination, and if the termination of employment occurs in a calendar year following the calendar year in which the change in control occurs, a pro-rated annual bonus for the year of termination paid at the same time and in the same form as annual bonuses are paid to active employees generally based on actual performance in respect of the performance year, with all individual performance goals deemed attained at 100%;

•A lump-sum cash payment in lieu of benefits continuation for the two years commencing on the change in control date; and
•A lump-sum cash payment in lieu of reimbursement for outplacement service costs.

If any payments or benefits provided to a named executive officer pursuant to the Executive CIC Plan would trigger the payment of the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, the named executive officer will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any named executive officer for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

CEO Pay Ratio
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our chief executive officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	For fiscal 2022, the median annual total compensation of all employees of the Company (other than the chief executive officer) was $45,320 and the annual total compensation of our chief executive officer was $5,090,386. In each case, compensation was calculated using the methodology for determining the compensation of our named executive officers as reported in the Summary Compensation Table.

•	Based on this information, for fiscal 2022, the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of all employees of the Company was 112.3 to 1.

How We Calculated the Ratio

•The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of all of the employees of the Company (other than our chief executive officer) ranked in order of compensation amounts. When determining our midpoint in fiscal 2022, we considered the compensation of 4,078 employees (other than the chief executive officer) who were employed by the Company as of December 30, 2022. Consistent with SEC regulations, we excluded all of our Canadian, Qatari and Omani employee workforce, which was comprised of approximately 45 employees in Canada, 34 employees in Oman and 78 employees in Qatar, who collectively constituted less than four percent (4%) of our total workforce of approximately 4,124 employees as of December 30, 2022, from consideration in determining the median annual total compensation of all employees. We also excluded all employees on unpaid leaves of absence who did not receive any compensation during fiscal 2022. We do not have employees in any countries other than the United States, Canada, the United Arab Emirates, Oman and Qatar, and we did not make any adjustments for the cost of living.

•SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (“CACM”). For fiscal 2022, we ran a check detail gross pay report as of December 30, 2022 as our CACM to determine the midpoint of our employee population. We chose this CACM because the data was readily available and, in our judgment, did not include or exclude elements of compensation that would affect our midpoint.

•For fiscal 2022, once we identified our new median employee, we then calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our named executive officers.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “Compensation Actually Paid” (“CAP”) and our financial performance. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our named executive officers. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to the Compensation Discussion & Analysis.

Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP)(5) ($)	Company Selected Metric: Adj. EBITDA(5)(6) ($)
					Total Shareholder Return ($)	Peer Group TSR(4) ($)
2022	5,090,386	6,108,675	1,646,438	1,897,137	88	190	27,750	157,868
2021	6,437,105	8,396,761	2,122,341	2,484,175	86	207	(4,923)	61,297
2020	3,804,992	3,205,383	1,456,213	1,337,608	63	107	(82,903)	(42,880)

(1)     The Principal Executive Officer ("PEO") in all three reporting years is Christopher Pappas. The named executive officers in the 2022 reporting year are John Pappas, James Leddy, Alexandros Aldous and Timothy McCauley. The named executive officers in the 2021 reporting year are John Pappas, James Leddy, Alexandros Aldous, Timothy McCauley and Patricia Lecouras. The named executive officers in the 2020 reporting year are John Pappas, James Leddy, Alexandros Aldous and Patricia Lecouras.
(2)     The following table details the applicable adjustments that were made to determine CAP, including the adjustment to account for equity awarded in 2020 in lieu of the 2019 non-equity incentive plan compensation and 50% of 2020 salary that are not reflected in the Summary Compensation Table ("SCT") "Stock Awards" column. CAP adjustment categories with no values are excluded from the table.

	2022		2021		2020
		Average		Average		Average
		Non-PEO		Non-PEO		Non-PEO
	PEO ($)	NEOs ($)	PEO ($)	NEOs ($)	PEO ($)	NEOs ($)
Summary Compensation Table Total	5,090,386	1,646,438	6,437,105	2,122,341	3,804,992	1,456,213
Less Stock Award Value Reported in SCT for the Covered Year(7)	2,951,924	816,179	4,526,343	1,470,811	3,087,498	1,156,726
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	3,900,272	1,042,827	5,095,110	1,401,605	3,876,750	1,597,638
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	107,468	36,955	393,872	108,358	(357,618)	(133,507)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	—	—	—	—	499,093	182,614
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	(37,527)	(12,904)	997,017	386,323	(129,903)	(96,194)
Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	—	—	63,641	1,400,433	512,430
Compensation Actually Paid	6,108,675	1,897,137	8,396,761	2,484,175	3,205,383	1,337,608

(3)     The fair value of performance shares reported for CAP purposes reflects calculated performance at the end of the performance year for internal metrics (i.e., Adjusted EBITDA and ROIC) and Monte Carlo simulation valuation model for the market metric (i.e., share price), in accordance with ASC Topic 718. Performance shares subject to the market metric will ultimately vest, if at all, based on measured performance through the end of the three-year performance period.
(4)     Reflects the total shareholder return indexed to $100 per share for the S&P Smallcap Food Distributor Index, which is the industry line peer group reported in our Annual Report on Form 10-K for fiscal 2022.
(5)     Values shown are in thousands.
(6)    We present Adjusted EBITDA in our quarterly earnings releases, which is a non-GAAP financial measurement. We use Adjusted EBITDA as a performance measure, which permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. For further information regarding the calculation of adjusted EBITDA for fiscal 2022, 2021 and 2020, refer to our Annual Report on Form 10-K and the Compensation Discussion and Analysis in the Definitive Proxy Statement for each fiscal year.
(7)    Includes the value of stock awards granted in lieu of salary in 2020. These awards were reflected in the "Salary" column of the SCT with respect to 2020 but included in the Grants of Plan-Based Awards Table for such year as equity awards and were considered to be outstanding equity awards until vesting in 2021.

Financial Performance Measures
The following is a list of performance measures, which in our assessment represent the most important measures used by the Company to link compensation actually paid to our named executive officers for fiscal 2022 and are the only metrics used in our fiscal 2022 incentive compensation program:

•Adjusted EBITDA
•Share Price

Both adjusted EBITDA and share price are used for purposes of determining payouts for the 2022 PRSA Grants under our 2022 LTI. Our Company Selected Measure, Adjusted EBITDA, is also used as the sole metric in the 2022 Plan. Please refer to the Compensation Discussion and Analysis for a further description of these metrics and how they are used in the Company’s executive compensation programs.

Relationship Between Pay and Performance

The graph below reflects the relationship between the PEO and average non-PEO named executive officers' CAP, the Company’s cumulative indexed total shareholder return and total shareholder return comparator peer group:

CAP ($000) Versus TSR
$207
$190
$86
$107
$63
$88
$8,397
$6,109
$3,205
$2,484
$1,338
$1,897
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Chefs TSR
S&P Smallcap Food Distributors

The graph below reflects the relationship between the PEO and average non-PEO named executive officers' CAP and the Company’s GAAP net income for the applicable reporting year.

Cap ($000) Versus Net Income ($M)
($83)
($5)
$28
$3,205
$1,338
$8,397
$2,484
$6,109
$1,897
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Chefs Net Income

The graph below reflects the relationship between the PEO and average non-PEO named executive officers' CAP and the Company’s company selected measure, Adjusted EBITDA, for the applicable reporting year.

CAP ($000) Versus Adjusted EBITDA ($M)
$158
$61
($43)
$8,397
$6,109
$3,205
$1,338
$2,484
$1,897
2020
2021
2022
CAP to PEO
Avg. CAP to Non-PEO NEOs
Chefs Adj. EBITDA

Director Compensation
Pursuant to our Corporate Governance Guidelines, the Board is responsible for setting the compensation of its independent directors. For fiscal 2022, the retainer we paid our non-employee directors was $160,000. The retainer consists of a mix of cash and equity. The cash portion of the retainer, $45,000, is paid in quarterly installments on the first day of each fiscal quarter. The equity portion of the retainer, $115,000 in time-based vesting restricted stock units payable in the Company's common stock, will vest at the Annual Meeting. In fiscal 2022, we did not pay directors for attending meetings of the Board or its committees, but we did pay directors for lead directorship and committee membership and chairmanship as well as reimbursed our independent directors for their expenses incurred in attending Board and committee meetings, including travel-related expenses. Our directors receive retainers for their participation as members of committees of the Board equal to $12,500 for Audit Committee membership, $10,000 for Compensation Committee membership, $7,500 for Nominating and Corporate Governance Committee membership and $7,500 for ESG Committee membership. Directors who serve as a chairperson of a committee of the Board receive retainers equal to $25,000 for the Audit Committee chairpersonship, $20,000 for the Compensation Committee chairpersonship, $15,000 for the Nominating and Corporate Governance Committee chairpersonship and $15,000 for ESG Committee chairpersonship. Our Lead Director also receives a retainer equal to $15,000 for Board lead directorship.
    The table below summarizes the compensation paid by us to our directors for director service in fiscal 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Christopher Pappas(1)	—	—	—	—
John Pappas(1)	—	—	—	—
Ivy Brown(2)	79,114	114,996	—	194,110
Dominick Cerbone	146,971	114,996	—	261,967
Joseph Cugine	118,393	114,996	—	233,389
Steven F. Goldstone	67,500	114,996	—	182,496
Alan Guarino	113,043	114,996	—	228,039
Stephen Hanson	84,464	114,996	—	199,460
Aylwin Lewis(2)	75,721	114,996	—	190,717
Katherine Oliver	95,557	114,996	—	210,553
(1)    These individuals did not receive any compensation for their service as a director, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2020-2022” beginning on page 31 of this proxy statement for compensation paid to these individuals.
(2)    For Ms. Brown, includes restricted stock unit awards deferred under our Non-Employee Director Deferral Plan.
(3)    Each of these restricted stock unit awards was unvested as of the end of fiscal 2022 and were the only outstanding stock awards for each of the directors (other than Messrs. C. Pappas and J. Pappas), and they will each vest at the Annual Meeting. Consistent with ASC Topic 718, the amounts in the table reflect the grant date fair value of our awards to each of our directors, other than Messrs. C. Pappas and J. Pappas, of 3,130 restricted stock units on May 12, 2022, the date of our 2022 annual meeting of stockholders. The grant date fair value for these awards of restricted stock units was determined by taking the closing market price of the Company’s common stock on the date of grant, which was $36.74, and multiplying it by the number of restricted stock units awarded.

Deferral of Director Compensation

We maintain the Non-Employee Director Deferral Plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer elements of their annual compensation. Directors may defer up to 100% of their annual equity compensation.

Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred and the deferral period. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of the Company’s common stock. Distributions may be made in a lump sum, subject to early distribution of vested awards in a lump sum in the event of the participant’s termination of service or a change in control.

Director Stock Ownership Requirement
To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each independent director is required to own shares of the Company’s common stock valued at five times the director’s equity component of the then-current annual retainer. Each director has three years from the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. The Nominating and Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the stock ownership requirements are met, directors are required to retain the net number of shares of the Company’s common stock received by the directors pursuant to awards granted to the directors or exercised by the directors pursuant to the 2019 Equity Incentive Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for fiscal 2023 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of BDO to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of BDO, the Audit Committee will reconsider the matter. BDO has served as our independent registered public accounting firm since 2006. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current independent registered public accounting firm.
Representatives of BDO, which served as our independent registered public accounting firm for fiscal 2022, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of BDO as our independent registered public accounting firm for fiscal 2023. Proxies received by the Board will be voted “FOR” ratification of BDO unless a contrary choice is specified in the proxy.
Vote Required

    An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the appointment of BDO as our independent registered public accounting firm for fiscal 2023. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

Fees Paid to BDO USA, LLP
In addition to retaining BDO to audit our financial statements for fiscal 2022, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by BDO in connection with services rendered during the last two fiscal years.

	Fiscal 2022	Fiscal 2021
Fee Category	($)	($)
Audit Fees	1,421,980	1,463,992
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,421,980	1,463,992

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, including BDO’s assessment of internal controls over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO in connection with regulatory or registration filings and secondary offerings.
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
Tax Fees consist of fees billed for professional services for tax studies
All Other Fees consist of fees for services other than the services reported above.
In fiscal 2022 and fiscal 2021, no services other than the audit and tax services discussed above were provided by BDO.

The Audit Committee has considered whether the provision of the audit-related services described above by BDO is compatible with maintaining auditor independence and determined that BDO’s provision of audit-related services did not compromise its independence as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. BDO and management are required to periodically report to the Audit Committee regarding the extent of services provided by BDO in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2022, all services provided by BDO were pre-approved by the Audit Committee in accordance with this policy.
Audit Committee Report
The Audit Committee of the Board reports to and acts on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the Nasdaq Listing Rules, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and Nasdaq.
The role of the Audit Committee is to assist the Board in the oversight of:
•Compliance with legal and regulatory requirements;

•Accounting and reporting practices;

•The integrity of the Company’s financial statements;

•The qualifications, independence and performance of BDO, the Company’s independent registered public accounting firm;

•The performance of the Company’s internal audit function; and

•Risk and risk management.

During fiscal 2022, the Audit Committee held eight (8) meetings and fulfilled all its responsibilities as set forth in the Audit Committee’s charter, including:
•Reviewing with BDO and the internal auditors the overall scope and plans for the respective audits for the current year;

•Approving all audit engagement fees and terms, as well as permissible non-audit engagements with BDO (please refer to “PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES PAID TO BDO USA, LLP” beginning on page 48 of this proxy statement for a detailed discussion of such fees and related approvals);

•Reviewing the experience and qualifications of the senior members of the BDO audit team;

•Assuring the regular rotation of BDO’s lead audit partner as required by law and considering whether there should be rotation of the independent registered public accounting firm itself;

•Reviewing and discussing with management the Company’s earnings press releases prior to release to the public;

•Meeting with BDO and the Company’s Director of Internal Audit, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and

•Meeting independently with each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel.

With respect to fiscal 2022, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and representatives from its independent registered public accounting firm, BDO.

•The Audit Committee has discussed with its independent registered public accounting firm, BDO, the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board.

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

•Based on the review and discussion referred to in the immediately preceding first through third paragraphs above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2022 for filing with the SEC.

                        The Chefs’ Warehouse, Inc. Audit Committee
                        Mr. Cerbone (chairman)
                        Ms. Brown
Mr. Cugine
                        Mr. Hanson

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in this proxy statement under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly qualified executives by providing total compensation for each position that our board of directors and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our named executive officers to achieve performance metrics related to Company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short-and long-term strategic plans and to align the interests of our named executive officers with the long-term interests of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2020-2022” and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2022.
The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short-and long-term strategic objectives and that the compensation of our named executive officers in fiscal 2022 reflects and supports these compensation policies and procedures.
As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. At our 2018 annual meeting of stockholders, a majority of our stockholders voted, on an advisory basis, to hold the “say-on-pay” advisory vote every year, and our Board subsequently determined that the Company will do so until the next required vote on the frequency of such “say-on-pay” advisory votes occurs. We will hold the next frequency of “say-on-pay” advisory vote at our 2024 annual meeting of stockholders. Although non-binding, the Board and the Compensation Committee will review the voting results of the “say-on-pay” advisory vote and take them into consideration when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that stockholders vote “FOR” the advisory vote on executive compensation. Proxies received by the Board will be voted “FOR” the advisory vote on executive compensation unless a contrary choice is specified in the proxy.
Vote Required
An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 3, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

PROPOSAL 4 — APPROVAL OF THE CHEFS’ WAREHOUSE, INC. EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Employee Stock Purchase Plan, which will enable certain of our eligible employees to purchase shares of the Company's common stock. On the recommendation of our Compensation Committee, the Employee Stock Purchase Plan was unanimously approved by our Board on February 28, 2023, subject to stockholder approval. If approved by our stockholders, the Employee Stock Purchase Plan will be effective May 12, 2023, the date of the Annual Meeting.

The Board believes that our success is due in large part to our highly talented employee base and that our future success depends on our ability to attract and retain high caliber personnel. The Employee Stock Purchase Plan will be an important incentive tool supporting us in our continued efforts to attract, retain and motivate qualified personnel in the competitive labor markets in which we operate, while also aligning the long-term value creation objectives of our workforce with those of our stockholders.

The Board unanimously recommends a vote “FOR” the proposal to approve The Chefs’ Warehouse, Inc. Employee Stock Purchase Plan.

Summary of the Employee Stock Purchase Plan

The following summary of the Employee Stock Purchase Plan is qualified in its entirety by the specific language of the Employee Stock Purchase Plan, attached as Appendix A to this proxy statement.

The Employee Stock Purchase Plan is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares of our common stock under the Employee Stock Purchase Plan to U.S. and non-U.S. employees. Specifically, the Employee Stock Purchase Plan authorizes the grant of options to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code, (the "Section 423 Component") and the grant of options that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees located outside of the U.S. who do not benefit from favorable U.S. federal tax treatment and to provide flexibility to comply with non-U.S. law and other considerations (the "Non-Section 423 Component"). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.

Shares Available under the Employee Stock Purchase Plan; Administration. The total number of shares of our common stock that will be reserved for issuance under the Employee Stock Purchase Plan is equal to 2% of our outstanding shares of common stock on the effective date of the Employee Stock Purchase Plan. The Compensation Committee or a delegate of the Compensation Committee (referred to as the plan administrator below) will administer and will have authority to interpret the terms of the Employee Stock Purchase Plan and determine the eligibility of participants.

Eligibility. An employee may not be granted rights to purchase stock under the Employee Stock Purchase Plan if the employee, immediately after the grant, would own (directly or through attribution) shares of our common stock possessing 5% or more of the total combined voting power or value of our common stock. Additionally, employees who have not met the minimum service requirement designated by the plan administrator, which will be six months unless designated otherwise or whose customary employment is for 20 hours or less per week or for less than five months in a calendar year will not be eligible to participate in the Section 423 Component.

Grant of Rights. Share of our common stock will be offered under the Employee Stock Purchase Plan during offering periods. The length of the offering periods under the Employee Stock Purchase Plan will be determined by the plan administrator and, in the absence of a contrary determination, will be six months. Employee payroll deductions will be used to purchase shares of common stock on each purchase date during an offering period. The purchase dates for each offering period will be determined by the plan administrator and, in the absence of a contrary determination, will be the final trading day in the offering period. Offering periods under the Employee Stock Purchase Plan will commence when determined by the plan administrator, and in the absence of a contrary determination, will commence on January 1 and July 1 of each calendar year. The plan administrator may, in its discretion, may modify the terms of future offering periods. In non-U.S. jurisdictions where participation in the Employee Stock Purchase Plan through payroll deductions is prohibited, the plan administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the Employee Stock Purchase Plan in a form acceptable to the plan administrator in lieu of or in addition to payroll deductions.

The Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to a specified percentage of their eligible compensation, which, unless designated otherwise by the plan administrator, is 10% of the participant's eligible compensation. Participants may not change or suspend payroll deductions during an offering period. In addition, no employee will be permitted to accrue the right to purchase shares of common stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such purchase right is outstanding.

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares, in the absence of a contrary determination by the plan administrator, will be 85% of the fair market value of our common stock on the purchase date. Participants may voluntarily end their participation in the Employee Stock Purchase Plan up to 30 days prior to the end of the applicable offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Unless designated otherwise by the plan administrator, a participant whose employment terminates for any reason other than death less than 30 days prior to a purchase date will not be deemed to withdraw until immediately after the participant's exercise of rights on the purchase date.

A participant may not transfer rights granted under the Employee Stock Purchase Plan other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.

Certain Transactions. In the event of certain non-reciprocal transactions or events affecting our common stock, the plan administrator will make equitable adjustments to the Employee Stock Purchase Plan and outstanding rights. In the event of certain unusual or non-recurring events or transactions, including a change in control, the plan administrator may provide for: (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash; (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any; (3) the adjustment in the number and type of shares of common stock subject to outstanding rights; (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods; or (5) the termination of all outstanding rights.

Plan Amendment and Termination. The plan administrator may amend, suspend or terminate the Employee Stock Purchase Plan at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Employee Stock Purchase Plan or changes the corporations or classes of corporations whose employees are eligible to participate in the Employee Stock Purchase Plan.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to us and to participants in the Employee Stock Purchase Plan based on tax laws in effect as of the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the Employee Stock Purchase Plan. The Section 423 Component of the Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and the following discussion is based on the assumption that it is so qualified.

Each participant’s payroll deductions under the Employee Stock Purchase Plan will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of common stock during an offering period or at the time the option is exercised to purchase shares on behalf of the participant. The participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased, and more than one year from the purchase date or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the offering date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the offering date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Participation in the Employee Stock Purchase Plan is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the Employee Stock Purchase Plan. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the Employee Stock Purchase Plan are not determinable at this time. Our non-employee directors will not be eligible to participate in our Employee Stock Purchase Plan.

Equity Compensation Plan Information as of December 30, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by stockholders	112,232	$20.23	1,934,020
Plans not approved by stockholders	—	—
Total	112,232	$20.23	1,934,020

The Board unanimously recommends a vote “FOR” the proposal to approve The Chefs’ Warehouse, Inc. Employee Stock Purchase Plan. Proxies received by the Board will be voted “FOR” the propal to approve The Chefs’ Warehouse, Inc. Employee Stock Purchase Plan unless a contrary choice is specified in the proxy.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 4 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 4, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 4.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and written representations from Reporting Persons, the Company believes that all Reporting Persons filed the required reports on a timely basis, except that Alexandros Aldous had one late Form 4 report with respect to a gift transaction.
Stockholder Proposals for the 2024 Annual Meeting of Stockholders
The 2024 annual meeting of stockholders is expected to be held on May 12, 2024, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2024 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2024 annual meeting of stockholders, stockholder proposals must be received by the Company at 100 East Ridge Road, Ridgefield, Connecticut 06877, addressed to the corporate secretary of the Company, not later than November 30, 2023. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2024 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s bylaws. In order for the proposal to be considered timely for the Company’s 2023 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 13, 2024 and not later than February 12, 2024); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be so received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever occurs first.
In addition to satisfying the above advance notice requirements, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company at the address stated above that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2024.
The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.
THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING ON THE INTERNET THROUGH THE VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES ELECTRONICALLY OVER THE INTERNET DURING THE MEETING.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
Chairman of the Board

March 29, 2023

APPENDIX A

THE CHEFS’ WAREHOUSE, INC.
EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose
    The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Subsidiaries with an opportunity to acquire a stock ownership interest in the Company.
    The Plan consists of two components: (a) the Section 423 Component and (b) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights that need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component.
Section 2. Definitions
    As used in the Plan the following terms shall have the meanings set forth below:
2.a“Administrator” means the entity that conducts the general administration of the Plan as provided in Section 11 of the Plan.
2.b“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.c“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any non-U.S. jurisdiction where rights under this Plan are granted.
2.d“Board” means the Board of Directors of the Company.
2.e“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.f“Common Stock” means common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted therefore.
2.g“Company” means The Chefs’ Warehouse, Inc., a Delaware corporation, or any successor thereto.
2.h“Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.
2.i“Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b) of the Plan, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.
2.j“Effective Date” means the date the Plan is approved by the Company’s stockholders.
2.k“Eligible Employee” means:
(i)An Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(ii)Prior to the Commencement of an Offering Period, the Administrator may, in its discretion, determine that Employees who are a highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code may not participate in such Offering.
(iii)Notwithstanding the foregoing, an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement shall be six months unless designated otherwise by the Administrator and may not be more than two years); (ii) such Employee’s customary employment is for 20 hours per week or less; (iiii) such Employee’s customary employment is for less than five months in any calendar year; or (iv) such Employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such non-U.S. jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such non-U.S. jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in clauses (i), (ii), (iii) or (iv) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treas. Reg. Section 1.423-2(e). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with Applicable Law, the Applicable Law shall control.
2.l“Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treas. Reg. Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.m“Enrollment Date” means the first Trading Day of each Offering Period.
2.n“Fair Market Value” means, as of any date, the value of Shares determined as follows: (a) the reported closing sales price of Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (b) in the event there is no public market for Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Administrator in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
2.o“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.p“Offering” means an offer under the Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Section 4 of the Plan. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. Section 1.423-2(a)(2) and (a)(3).
2.q“Offering Period” has the meaning given to such term in Section 4.1 of the Plan.
2.r“Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.
2.s“Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.t“Plan” means this The Chefs’ Warehouse, Inc. Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
2.u“Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator prior to the commencement of an Offering Period.
2.v“Purchase Period” shall refer to one or more periods within an Offering Period, as designated by the Administrator. Unless designated otherwise by the Administrator prior to the commencement of an Offering Period, the Purchase Period for each Offering Period shall be the same as the applicable Offering Period.
2.w“Purchase Price” means the purchase price designated by the Administrator prior to the commencement of an Offering Period (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Purchase Date); provided, however, that, in the event no purchase price is designated by the Administrator prior to the commencement of an Offering Period, the purchase price for such Offering Period shall be 85% of the Fair Market Value of a Share on the Purchase Date; provided, further, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 8 of the Plan and shall not be less than the par value of a Share.
2.x“Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.y“Securities Act” means the U.S. Securities Act of 1933, as amended.
2.z“Share” means a share of Common Stock.

2.aa“Subsidiary” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity other than the Company of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
2.ab“Trading Day” means a day on which national stock exchanges in the United States are open for trading.
2.ac“Treas. Reg.” means U.S. Department of the Treasury regulations.
Section 3. Shares Subject to the Plan
3.aNumber of Shares. Subject to Section 8 of the Plan, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2% of the Shares outstanding as of the Effective Date. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.
3.bShares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.
Section 4. Offering Periods
4.aOffering Periods. The Administrator may from time to time make Offerings under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The Administrator may, in its discretion, designate the length of an Offering Period, provided that no Offering Period shall exceed 27 months in duration. Each Offering Period shall consist of one or more Purchase Periods, as designated by the Administrator, during which rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with the Plan. The provisions of separate Offerings or Offering Periods under the Plan need not be identical. Unless designated otherwise by the Administrator, the first Offering Period under the Plan shall begin on the first Trading Day on or following July 1, 2023, and shall end on December 31, 2023 (the “Initial Offering”). Thereafter, and unless designated otherwise by the Administrator, each Offering Period shall commence on the first Trading Day on or following January 1 and July 1 and shall end on June 30 and December 31, respectively. The Initial Offering and each Offering Period thereafter shall consist of a single Purchase Period unless designated otherwise by the Administrator.
Section 5. Eligibility; Enrollment
5.aEligibility. Any Eligible Employee employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Section 5 and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
5.bEnrollment in the Plan.
(i) Except as otherwise determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period designated by the Administrator and in such form as the Company provides.
(ii) Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage designated by the Administrator (which percentage shall be 10% in the absence of any such designation)

as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(iii) The Administrator may designate that a Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period (and in the absence of any specific designation by the Administrator, a Participant may not change (neither increase nor decrease) or suspend the Participant’s payroll deduction elections during an Offering Period); provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document. Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in the Plan pursuant to Section 7 of the Plan.
(iv) Except as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.cPayroll Deductions. Except as otherwise determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 of the Plan or suspended by the Participant or the Administrator as provided in Section 5.2 of the Plan and Section 5.6 of the Plan, respectively. Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.
5.dEffect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation as provided in Section 7 of the Plan or otherwise becomes ineligible to participate in the Plan.
5.eLimitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.fSuspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 of the Plan (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 of the Plan or the other limitations set forth in this

Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.gNon-U.S. Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a non-U.S. jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g) of the Plan. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy and security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.
Section 6. Grant and Exercise of Rights
6.aGrant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), subject to the limits in Section 5.5 of the Plan, such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by (b) the applicable Purchase Price (rounded down to the nearest whole Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 of the Plan or Section 7.3 of the Plan.
6.bExercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions shall be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan. Any cash in lieu of fractional Shares remaining after the purchase of Shares upon exercise of a purchase right shall be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.cPro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Section 6 on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Section 9 of the Plan. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.
6.dWithholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.
6.eConditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish.
6.fTransfer of Shares. Unless determined otherwise by the Administrator, no Participant may transfer Shares purchased pursuant to the Plan out of the Participant’s account with the Agent during the two-year period from the Enrollment Date of the Offering Period in which the Shares were purchased other than in the case of a sale of such Shares.
Section 7. Withdrawal; Cessation of Eligibility
7.aWithdrawal. A Participant may withdraw all (but not less than all) of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than 30 days prior to the end of the Offering Period (or such shorter or longer period as may be designated by the Administrator). All of the Participant’s payroll deductions credited to the Participant’s account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.
7.bFuture Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.cCessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, the Participant shall be deemed to have elected to withdraw from the Plan pursuant to this Section 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of such Participant’s death, to the Participant’s beneficiary, as soon as reasonably practicable after such cessation of eligibility, and such Participant’s rights for the Offering Period shall be automatically terminated; provided, however, that, unless designated otherwise by the Administrator, a Participant whose employment with the Company or a

Designated Subsidiary terminates for any reason other than the Participant’s death less than 30 days prior to the next Purchase Date in the then-current Offering Period in which the Participant is enrolled shall not be deemed to withdraw from the Plan until immediately following the Participant’s exercise of rights on such Purchase Date in accordance with Section 6.2 of the Plan. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (a) the end of the current Offering Period under the Non-Section 423 Component or (b) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.
Section 8. Adjustments
8.aChanges in Capitalization. Subject to Section 8.3 of the Plan, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to: (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 of the Plan); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.bOther Adjustments. Subject to Section 8.3 of the Plan, in the event of any transaction or event described in Section 8.1 of the Plan or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate of the Company or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, shall be authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (i) the termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(ii) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of stock and prices;
(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(iv) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, following which the Participants’ rights under the ongoing Offering Period(s) shall be terminated; or
(v) To provide that all outstanding rights shall terminate without being exercised.
8.cNo Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.dNo Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
Section 9. Amendment, Modification and Termination
9.aAmendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number or change the type of Shares that may be sold pursuant to rights under the Plan (other than an adjustment as provided by Section 8 of the Plan) or (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan.
9.bCertain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, after taking into account Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.cActions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion, to the extent necessary or desirable and without stockholder approval, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and
(ii) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator’s action.
9.dPayments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.
Section 10. Term of the Plan
    The Plan shall become effective on the Effective Date. The effectiveness of the Section 423 Component of the Plan shall be subject to approval of the Plan by the Company’s stockholders within 12 months following the date the Plan is first approved by the Board. No right may be granted under the Section 423 Component of the Plan prior to such stockholder approval. The Plan shall remain in effect until terminated under Section 9.1 of the Plan. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
Section 11. Administration
11.aAdministrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation and Human Capital Committee of the Board (or another committee or subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employee to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
11.bAuthority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) to determine when and how rights to purchase Shares shall be granted and the provisions of each Offering (which need not be identical);
(ii) to designate which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company;
(iii) to impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion;
(iv) to construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(v) to amend, suspend or terminate the Plan as provided in Section 9 of the Plan.
(vi) to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component; and
(vii) to adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-

plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 of the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
11.cDecisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.
Section 12. Miscellaneous
12.aRestriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant. Except in the case of a Participant’s death, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.bRights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator. Shares acquired under the Plan shall be subject to the Company’s Insider Trading Policy to the extent applicable to a Participant is subject to the Company’s Insider Trading Policy. All Shares covered by the Plan shall be subject to such stop transfer restrictions, legends and other restrictions the Company deems are necessary or advisable, including restrictions required to comply with federal, state or foreign securities laws. The Company cannot guarantee that Participants will be able to sell Shares acquired under the Plan during any particular period.
12.cInterest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.dNotices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.eEqual Rights and Privileges. Subject to Section 5.7 of the Plan, all Eligible Employees shall have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7 of the Plan, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.
12.fUse of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.gReports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.hNo Right to Employment. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.iNotice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.jElectronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
12.kGoverning Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
12.lNo Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of rights to purchase Shares.
12.mSeverability. If any provision of the Plan is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant, or would disqualify the Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or Participant and the remainder of the Plan shall remain in full force and effect; provided, however, that no such construction, deemed amendment or striking of a provision of the Plan shall cause the Section 423 Component to no longer comply with Section 423 of the Code.
12.nNo Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant. To the extent that any Participant acquires a right to receive payments from the Company or any Subsidiary pursuant to Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
12.oHeadings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

THE CHEFS' WAREHOUSE, INC.
100 EAST RIDGE ROAD
RIDGEFIELD, CT 06877

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/chef23**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

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THE CHEFS' WAREHOUSE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Ivy Brown	☐	☐	☐
1b. Dominick Cerbone	☐	☐	☐
1c. Joseph Cugine	☐	☐	☐
1d. Steven F. Goldstone	☐	☐	☐
1e. Alan Guarino	☐	☐	☐
1f. Stephen Hanson	☐	☐	☐
1g. Aylwin Lewis	☐	☐	☐
1h. Katherine Oliver	☐	☐	☐
1i. Christopher Pappas	☐	☐	☐
1j. John Pappas	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2023 Proxy Statement.	☐	☐	☐
4. To approve the Company's Employee Stock Purchase Plan.	☐	☐	☐

At their discretion, the Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date